                                                                   Exhibit 10.16










                             OFFICE LEASE AGREEMENT

                                     between

                           BUILDING VI ASSOCIATES L.C.
                      a Virginia limited liability company
                                  ("LANDLORD")

                                       and

                               PEC SOLUTIONS, INC.
                             a Delaware corporation
                                   ("TENANT")

                             OFFICE LEASE AGREEMENT

         THIS OFFICE LEASE AGREEMENT (this "LEASE") is made and entered into this ____ day of _________, 2001 (the "EFFECTIVE DATE"), by and between BUILDING VI ASSOCIATES L.C., a Virginia limited liability company ("LANDLORD") and PEC SOLUTIONS, INC., a Delaware corporation ("TENANT"), upon all terms set forth in this Lease and in all Exhibits hereto, to each and all of which terms Landlord and Tenant hereby mutually agrees, and in consideration of One Dollar and other valuable considerations, the receipt and sufficiency of which are hereby acknowledged, and of the rents, agreements and benefits flowing between the parties hereto, as follows:


                                    ARTICLE 1
                 BASIC LEASE INFORMATION AND CERTAIN DEFINITIONS

         SECTION 1.01. Each reference to this Lease to information and definitions contained in Article 1 and each use of the terms capitalized and defined in this SECTION 1.01 shall be deemed to refer to, and shall have the following meanings:

         A.       Building:         Fair Lakes Six
                                    _________ Fair Lakes Circle
                                    Fairfax, Virginia 22033

         B. Premises: The Premises located on the entire first (1st), second (2nd), third (3rd) and fourth (4th) floors of the Building, as more fully described and shown on the floor plan(s) attached as EXHIBIT "A".

         C. Term: Fifteen (15) years, commencing on the Commencement Date and terminating on December 31, 2018.

         D.       Commencement Date:  As defined in SECTION 1.01 of EXHIBIT "C".

         E. Expiration Date: December 31, 2018, as such date may be extended pursuant to the provisions of Article 3 of this Lease.

         F. Rentable Area of the Building: The Building shall contain approximately 100,000 square feet of total Rentable Area, subject to final measurement pursuant to Section 1.03 of EXHIBIT "C".

         G. Rentable Area of the Premises: The Premises shall contain approximately 100,000 square feet of Rentable Area, subject to final measurement pursuant to Section 1.03 of EXHIBIT "C".

         H.       Tenant's Proportionate Share:  100%.

         I.       Base Rent:  As defined in SECTION 3.01 of EXHIBIT "C".

         J. Security Deposit: $1,200,000, as adjusted pursuant to PART 23 of EXHIBIT "C".

         K.       Adjustment Factor:  3.5%

         L.       Landlord's Address for Notices:

                           c/o The Peterson Companies
                           12500 Fair Lakes Circle
                           Suite 400
                           Fairfax, Virginia 22033
                           Attention:  Asset Manager

         M.       Tenant's Address for Notices:

                           PEC Solutions, Inc.
                           12750 Fair Lakes Circle
                           Fairfax, Virginia  22033
                           Attention:  Stuart Lloyd

         N. Lease: Collectively refers to this Office Lease Agreement together with the following Exhibits which are attached hereto and incorporated herein by this reference.

                           EXHIBITS
                           --------

                           "A" -- Floor Plans
                           "B" -- Leasehold Improvements
                           "C" -- General Lease Provisions
                           "D" -- Rules and Regulations

         O.       Broker:  CB Richard Ellis


                                    ARTICLE 2
                                 DEMISE AND TERM

         Landlord leases to Tenant, and Tenant leases from Landlord, the Premises located in the four (4) story office building to be know as Fair Lakes VI (the "Building") to be constructed on land owned by Landlord in Fair Lakes, Fairfax, Virginia, for the Term and subject to the provisions hereof and to any easements, covenants, restrictions, agreements or other matters affecting title to the Land and applicable zoning and other requirements of Fairfax County, Virginia, with no easement for light, view or air included in the Premises or being granted hereunder. The Term of this Lease shall be for the period specified in Section 1.01 and shall begin at midnight on the Commencement Date (as defined in the General Lease Provisions) and shall, unless this Lease is sooner terminated in accordance with the provisions of this Lease, end at midnight on the Expiration Date, provided, however, that if for any reason the Expiration Date shall be a day other than the final day of a calendar month then, the Term of this Lease shall be extended so that it will expire on the last day of the calendar month in which the Expiration Date takes place.


                                    ARTICLE 3
                                 RENEWAL OPTION

         Tenant shall have the right to renew and extend the Term of this Lease with respect to the entire Premises then subject to this Lease for the Renewal Term (herein so called) upon and subject to the following terms and conditions:

         1. Tenant may extend this Lease for one (1) Renewal Term of five (5) years by giving written notice thereof to Landlord no later than (i) twelve (12) months prior to the expiration of the original Term. Landlord, at its sole option, shall have the right to shorten the notice period required for Tenant's exercise of its renewal option hereunder from twelve (12) months to some shorter period of time by providing written notice to Tenant of Landlord's consent to the shorter notice period. The Renewal Term shall commence immediately upon the expiration of the original Term. Upon exercise by Tenant of its right to a Renewal Term, the Expiration Date of the Term shall automatically become the last day of the Renewal Term. If Tenant does not exercise its rights to a Renewal Term in a timely manner, Tenant's failure shall conclusively be deemed a waiver of its rights to such Renewal Term.

         2. The exercise by Tenant of its rights to a Renewal Term must be made, if at all, by written notice executed by Tenant and delivered to Landlord on or before the date set forth above. Once Tenant shall exercise its rights to a Renewal Term, Tenant may not thereafter revoke such exercise. Tenant shall not have the right to exercise a Renewal Term if Tenant is in monetary or material non-monetary Default under this Lease, either at the time Tenant gives notice of its election or immediately prior to the commencement of the Renewal Term.

         3. Tenant shall take the Premises "as is" for the Renewal Term and Landlord shall have no obligation to make any improvements or alterations to the Premises.

         4. Base Rent per square foot of Rentable Area of the Premises for the first year of the Renewal Term shall be the sum of the following: (i) the adjusted Net Base Rent in effect immediately prior to the expiration of the original Term, shall be multiplied by the Adjustment Factor and the amount computed shall be added to the adjusted Net Base Rent in effect immediately prior to the expiration of the original Term and (ii) the total commissions paid with respect to Tenant's lease of the Premises during the Renewal Term(s) amortized over the respective Renewal Term(s) at nine and one-half percent (9.5%) per annum. During each year of the Renewal Term, Base Rent shall be increased annually on the anniversary of the Commencement Date by the Adjustment Factor.

         5. Subject to SUBPARAGRAPH 4 above, the leasing of the Premises for the Renewal Term shall be upon the same terms and conditions as are applicable for the original Term, and shall be upon and subject to all of the provisions of this Lease, including, without limitation, the obligation of Tenant to pay Tenant's Additional Rent under the Lease.


                                    ARTICLE 4
                        RIGHT OF FIRST OFFER TO PURCHASE

         Provided that Tenant is not in monetary or material non-monetary Default under this Lease at the applicable time, Tenant, during the Purchase Option Period (hereinafter defined), in the manner described by and in compliance with the terms and provisions of this Article, shall have a non-assignable and non-transferable right of first offer to purchase the Building.

                  (a) If at any time during the Purchase Option Period, Landlord shall either (i) receive a bona-fide offer, other than at public auction, from a third party, who does not have the power of eminent domain, for the purchase of the Building, which Landlord desires to accept or (ii) prepares a sale proposal pertaining to the Building which Landlord is prepared to offer as a sale proposal to such third party, Landlord shall send a written notice (the "PURCHASE OPTION NOTICE") to Tenant of such proposal including the business terms of such proposal. Tenant may elect to enter into purchase negotiations with Landlord, by giving written notice to Landlord (the "Tenant's Negotiation Notice") of its election not more than fifteen (15) business days after receipt by Tenant of the Purchase Option Notice. Notwithstanding the foregoing, Tenant shall have an option to purchase the Building hereunder only if Tenant is leasing more than fifty percent (50%) of the Rentable Area in the Building. In addition, Tenant's right of first offer to purchase hereunder shall apply only to a sale of the entire Building or the entire Building and the entire Fair Lakes V building together depending on how Landlord determines to market the properties for sale and shall not apply to a sale of the Building and/or Fair Lakes V as part of a pool or portfolio sale by Landlord if such pool or portfolio sale includes any buildings and/or properties in addition to the Building and/or Fair Lakes V and/or the Fair Lakes IV building.

                  (b) In the event Tenant responds within the fifteen (15) business day period that it desires to enter purchase negotiations, Landlord and Tenant shall use good faith, diligent efforts for a period of sixty (60) days after Landlord's receipt of Tenant's Negotiation Notice to negotiate and execute a contract for the sale of the Building and/or Fair Lakes V to Tenant.

                  (c) Should (i) Tenant either fail to respond within the fifteen (15) business day period or elect not to enter into negotiations with Landlord for the purchase of the Building and/or Fair Lakes V or (ii) Landlord and Tenant fail to execute a contract for the sale of the Building and/or the Building and Fair Lakes V to Tenant within sixty (60) days after the date which Landlord receives Tenant's Negotiation Notice, then Tenant's right of first offer to purchase the Building and/or Fair Lakes V shall automatically terminate and be of no further force or effect; provided, however, the sixty (60) day negotiation period referenced above may be extended by written agreement of Landlord and Tenant.

                  (d) The right of first offer described in this ARTICLE 4 shall be inapplicable to a transfer by way of sale, gift, or devise, including a trust, to or for a party affiliated to Landlord, or to any transfer from one such related party to another, but shall apply to any such transfer to a third person. For purposes of this ARTICLE 4, "affiliated" shall mean in control of, controlled by or under common control with Landlord.

                  (e) As used herein, the "PURCHASE OPTION PERIOD" shall mean and refer to the period commencing on the Effective Date with respect to the Building and expiring on the earlier of (i) the date on which Tenant's rights under this Lease with respect to this right of first offer to purchase are terminated pursuant to SUBPARAGRAPH (c) of this ARTICLE 4, or (ii) the commencement date of the last year of the original Term.


                                    ARTICLE 5
                          RIGHT OF FIRST OFFER TO LEASE

Provided that Tenant is not in monetary or material non-monetary Default under this Lease at the applicable time, Tenant, shall, in the manner described by and in compliance with the terms and provisions of this ARTICLE 5, have a non-assignable and non-transferable right of first offer to extend the Term of this Lease.

                  (a) If Tenant desires to exercise its Right of First Offer to Lease it shall provide written notice (the "First Offer Notice") of its intent to exercise this right on or before the date which is fifteen (15) months prior to the expiration of the Renewal Term. Upon Landlord's receipt of the First Offer Notice timely given by Tenant, Landlord shall prepare and deliver to Tenant in writing no more than thirty (30) days after the date on which Landlord receives the First Offer Notice, the terms under which Tenant may lease all of the Premises after the expiration of the Renewal Term, including, the rental rate and adjustments, expense pass throughs, and term (the "Landlord's Proposal"). Tenant may elect to accept Landlord's Proposal by giving written notice to Landlord of its election by the date which is twelve (12) months prior to the expiration of the Renewal Term. Tenant's election shall be irrevocable.

                  (b) In the event Tenant responds within the ten (10) business day period and elects to accept Landlord's Proposal, then this Lease shall automatically be amended to extend the Term of this Lease for the period of time set forth in Landlord's Proposal and on the terms set forth in Landlord's Proposal. The provisions of this subparagraph shall be self-enforcing without the need for any further act by Landlord or Tenant. However, upon request by either party, Landlord and Tenant shall execute an amendment to this Lease confirming such exercise.

                  (c) Should Tenant either fail to respond within the ten (10) business day period, or elect not to accept the Landlord's Proposal, then the Tenant's Right of first Offer to Lease, shall automatically terminate and be of no further force or effect. The provisions of this subparagraph shall be self-enforcing without the need for any further act by Landlord or Tenant.

                                    ARTICLE 6
                                EQUITY INVESTMENT

         Landlord and Tenant acknowledge that they will be negotiating an equity investment by Tenant in the owner of the Building pursuant to a separate letter to be executed by Landlord and Tenant.

                                    ARTICLE 7
                                   CONTINGENCY

         1. Either Tenant or Landlord shall have the right to terminate this Lease in the event the Building Parameters (as hereinafter defined) have not been agreed to by Landlord and Tenant by the date which is sixty (60) days after the Effective Date (the "Contingency Expiration Date"). For purposes of this Lease, "Building Parameters" SHALL mean the design details of the Building, including but not limited to, the Building Site Plan (including the location of the Building and the parking areas/structures on the land owned by Landlord), the size of the Building, the conceptual design of the Building and the number of parking spaces required for the Building. Landlord and Tenant agree to work and negotiate diligently and in good faith to agree upon the Building Parameters by the Contingency Expiration Date. In the event that Landlord and Tenant are unable to agree upon the Building Parameters by the Contingency Expiration Date, then either Landlord or Tenant shall have the right to terminate this Lease by sending written notice of termination to the other party prior to the expiration of ten (10) days after the Contingency Expiration Date, in which event the parties hereto shall be relieved of all obligations and liabilities hereunder.

         2. This Lease shall be contingent upon Landlord's obtaining approval by Wells Fargo Bank and Metropolitan Life Insurance Company of all of the development issues and changes required to be made to the Fair Lakes IV building and land and the Fair Lakes V building and land in order for Landlord to construct the Building. If Landlord is unable to obtain the approvals by May 1, 2001, then Landlord shall have the right to terminate this Lease by written notice to Tenant given no later than May 15, 2001.

                                    ARTICLE 8
                            GENERAL LEASE PROVISIONS

         As set forth in SECTION 1.01 of the Office Lease Agreement, this Lease includes and incorporates the General Lease Provisions attached hereto as EXHIBIT "C". As more fully set forth in the General Lease Provisions, this Lease sets forth the entire agreement between Landlord and Tenant relating to the Premises. The parts of this Lease which are written, printed, or typewritten shall have no greater force or effect than and shall not control over other parts of the Lease, but all parts shall be given equal effect.

         WITNESS the following signatures and seals of Landlord and Tenant made as of the date first above written.

                                           LANDLORD:
                                           --------

                                           BUILDING VI ASSOCIATES L.C.
                                           a Virginia limited liability company


                                           By: _________________________
                                           Name: ________________________
                                           Its: __________________________


                                           TENANT:
                                           ------

                                           PEC SOLUTIONS, INC.
                                           a Delaware corporation


                                           By: ________________________
                                           Name: ________________________
                                           Its: _________________________

                              EXHIBIT "A" TO LEASE



                          Floor Plan(s) of the Premises

                                [TO BE ATTACHED.]

                              EXHIBIT "B" TO LEASE

                                     Between

                           BUILDING VI ASSOCIATES L.C.
                                  ("LANDLORD")

                                       and

                               PEC SOLUTIONS, INC.
                                   ("TENANT")

                 LEASEHOLD IMPROVEMENTS CONSTRUCTED BY LANDLORD

                             DEVELOPMENT OBLIGATIONS


         This EXHIBIT "B" is attached to and made a part of that certain Office Lease Agreement dated ____________________, 2001 (the "LEASE"), between BUILDING VI ASSOCIATES L.C. ("LANDLORD"), and PEC SOLUTIONS, INC. ("TENANT"), pursuant to the terms of Article 6 of the Lease. The terms used in this Exhibit that are defined in the Lease shall have the same meanings as provided in the Lease.

                                    ARTICLE 1

                                   DEFINITIONS

The terms defined in Article 1 of this EXHIBIT "B", for all purposes of this EXHIBIT "B", shall have the meanings herein specified and, in addition to the terms defined herein, the definitions in the Lease shall also apply to this EXHIBIT "B".

"BASE BUILDING CHANGE ORDER COSTS" shall mean the cost (determined in the manner set forth in Section 3.5 of this EXHIBIT "B") of the work performed pursuant to
Section 2.3 of this EXHIBIT "B".

"BASE BUILDING CONSTRUCTION SCHEDULE" shall mean the construction schedule established by Landlord's Contractor for the performance and completion of Base Building Work as submitted by Landlord and Landlord's Architect to Tenant and Tenant's Architect, as the same may be revised from time to time by Landlord's Contractor pursuant to a revised construction schedule submitted to and approved by Landlord, Landlord's Architect, Tenant and Tenant's Architect.

"BASE BUILDING WORK" shall mean the Improvements and other improvements to be constructed by Landlord in accordance with the Final Base Building Plans and




                                     B-2-1

Specifications including, but not limited to, the office building and all related improvements such as ingress and egress areas, parking, sidewalks, landscaping, external lighting and driveways.

"FINAL BASE BUILDING PLANS AND SPECIFICATIONS" shall mean the completed construction drawings and specifications of the Base Building Work that have been approved by Tenant pursuant to Article 2 of this EXHIBIT "B".

"LANDLORD'S ARCHITECT" shall mean Davis, Carter, Scott or such other architect that is selected by Landlord to prepare the Preliminary and Final Base Building Plans and Specifications.

"LANDLORD'S CONTRACTOR" shall mean such general contractor that is selected by Landlord to construct the Base Building.

"LANDLORD'S MEP ENGINEER" shall mean the engineering firm that is selected by Landlord to prepare the engineering plans.

"LEASEHOLD IMPROVEMENTS" shall mean the items which are supplied, installed, and finished by Landlord in or for the Premises, as hereinafter provided in this EXHIBIT "B".

"LEASEHOLD IMPROVEMENTS CHANGE ORDER COSTS" shall mean the cost (determined in the manner set forth in Section 3.5 of this EXHIBIT "B") of the work performed pursuant to Section 3.2 of this EXHIBIT "B".

"LEASEHOLD IMPROVEMENTS CONTRACTOR" shall mean such general contractor that is selected by Landlord to construct the Leasehold Improvements.

"LEGAL REQUIREMENTS" shall mean all laws, orders, ordinances, and regulations of Federal, state, county, municipal and other authorities having jurisdiction over the Premises and whether such rules, orders, and regulations are presently in effect or hereafter enacted, made or issued, whether or not presently contemplated applicable to the Leasehold Improvements, or the use, ownership, operation or occupation thereof.

"PERFORMANCE TIME SCHEDULE" shall mean the schedule attached hereto as EXHIBIT "B-SCHEDULE 1" as the same may be revised from time to time by Landlord.

"PRELIMINARY BASE BUILDING PLANS AND SPECIFICATIONS" shall mean the preliminary plans and specifications and design criteria for the construction of the Base Building Work.

"SUBSTANTIALLY COMPLETED" shall mean: (i) with respect to the Base Building Work, full completion in accordance with the Final Base Building Plans and Specifications and applicable Legal Requirements except for minor and insubstantial details of construction, decoration, mechanical adjustment or installation not required for commencement of Leasehold Improvements and except for the completion of landscaping that needs to be



                                     B-2-2
delayed by reason of weather conditions or the season of the year where there is adequate ground cover to prevent mud and run-off, and (ii) with respect to the Leasehold Improvements, full completion in accordance with the Tenant Plans and applicable Legal Requirements except for minor and substantial details of construction, decoration, mechanical adjustment or installation not required for issuance of a Non-Residential Use Permit for the Premises (the "Non-RUP"). If any work required to be performed by Landlord is not fully completed at the time that the Premises is Substantially Completed, Landlord shall diligently complete all such incomplete work as promptly as is reasonably practicable. Notwithstanding any provisions to the contrary, if such incomplete Landlord's work delays or prevents the issuance of a Non-RUP for the Premises, the Premises will be not be deemed Substantially Complete until such Landlord's work is completed

"TENANT'S ARCHITECT" shall mean the architect engaged by Tenant to prepare the Tenant Architectural Plans and that is approved by Landlord.

"TENANT ARCHITECTURAL PLANS" shall mean the architectural working drawings and specifications for the Leasehold Improvements for the Premises prepared by Tenant's Architect and approved by Landlord, including all architectural dimensioned plans showing wall layouts, partitions, doors, wall finishes, floor coverings, reflected ceilings, cabling and wiring, power and telephone locations.

"TENANT MEP PLANS" shall mean the mechanical, electrical and plumbing plans and specifications for the Leasehold Improvements for the Premises prepared by Tenant's MEP Engineer and approved by Landlord.

"TENANT PLANS" shall mean the Tenant Architectural Plans, together with the Tenant MEP Plans and any Revisions thereto as provided in Section 3.6 of this EXHIBIT "B".

"TENANT'S MEP ENGINEER" shall mean such engineering consultant that is selected by Tenant to prepare the Tenant MEP Plans and that is approved by Landlord.

"UNAVOIDABLE DELAYS" shall mean delays caused by strikes, acts of God, lockouts, labor difficulties, riots, explosions, sabotage, accidents, shortages or inability to obtain labor or materials, moratoria, Legal Requirements, governmental restrictions, enemy action, international or domestic wars or other armed conflicts, civil commotion, fire or other casualty or similar causes beyond the reasonable control of Landlord or Tenant.



                                     B-2-3

                                    ARTICLE 2

                  FINAL BASE BUILDING PLANS AND SPECIFICATIONS


2.1. Landlord shall submit to Tenant and Tenant's Architect proposed Final Base Building Plans and Specifications (or portions thereof as they are completed) for Tenant's reasonable approval.

2.2. All proposed Final Base Building Plans and Specifications and the Final Base Building Plans and Specification shall be consistent with, and conform to, the Preliminary Base Building Plans and Specifications unless otherwise approved by Tenant in writing and shall comply with all Legal Requirements. If Tenant disapproves any proposed plans and/or specifications, Tenant shall state with particularity its reasons for such disapproval and, the parties shall promptly, and in good faith, endeavor to resolve such dispute.

2.3. Landlord shall include in the Base Building Work such additions or changes to Base Building Work that may be requested from time to time by Tenant as Base Building Work, subject to Tenant obtaining approval from Landlord. The Base Building Change Order Costs related thereto shall be included in Tenant Costs as provided in Section 3.3 of this EXHIBIT "B".

                                    ARTICLE 3

         LEASEHOLD IMPROVEMENTS; SCHEDULE AND RESPONSE TIME REQUIREMENTS


3.1. After Tenant approves the Final Base Building Plans and Specifications, and within the time requirements set forth in the Performance Time Schedule, Tenant shall submit to Landlord, Landlord's Architect and Landlord's MEP Engineer, the Tenant Plans for the Premises for Landlord's reasonable approval. The Tenant Plans for the Premises shall show all Leasehold Improvements. Tenant acknowledges and agrees that the Leasehold Improvements must contain the minimum quality of materials and workmanship set forth in EXHIBIT "B", SCHEDULE 2 attached hereto. Landlord shall use commercially reasonable efforts to cause Landlord's Architect and Landlord's MEP Engineer to cooperate and coordinate with Tenant's Architect and Tenant's MEP Engineer in connection with the preparation of the Tenant Plans. Tenant shall devote such time in consultation with Tenant's Architect as necessary to enable Tenant's Architect to develop Tenant's space plan and complete working drawings and specifications for the Leasehold Improvements. Tenant shall pay for all design services utilized by Tenant. Tenant shall be responsible for the conformance of the design of the Leasehold Improvements to the requirements of applicable building, plumbing, and electrical codes and other laws or ordinances, and the requirements of any authority having jurisdiction over, or with respect to, such work.


                                     B-2-4

3.2. Within fifteen (15) days from Landlord's receipt of the Tenant Plans, Landlord shall notify Tenant in writing as to whether Landlord approves or disapproves the Tenant Plans (or a portion thereof), and the reasons for such disapproval (if applicable). If Landlord disapproves of Tenant's Plans, Tenant shall cause Tenant's Architect or Tenant's MEP Engineer, as applicable, to modify the disapproved Tenant Architectural Plans or Tenant MEP Plans accordingly and resubmit the same promptly to Landlord for Landlord's reasonable approval. If Landlord does not approve or disapprove the Tenant Plans within fifteen (15) days from Landlord's receipt of the Tenant Plans, Landlord shall be deemed to have approved such Tenant Plans. Upon Landlord's approval (or deemed approval) of the Tenant Plans (or portions thereof), Landlord shall promptly apply for and pay the cost of obtaining all permits and certificates for the approved (or deemed approved) Leasehold Improvements and shall cause the Leasehold Improvements Contractor to commence construction of the Leasehold Improvements. Landlord shall include in the Leasehold Improvements such additions or changes to the Leasehold Improvements that may be requested from time to time by Tenant as changes to the Leasehold Improvements, subject to obtaining approval from Landlord. The Leasehold Improvements Change Order Costs related thereto shall be included in Tenant Costs as provided in Section 3.3 of this EXHIBIT "B".

3.3. Tenant shall pay the costs (collectively, the "TENANT COSTS") of (a) all fees and expenses of Tenant's Architect and Tenant's MEP Engineer that are charged to Tenant related to the design of the Leasehold Improvements (the "DESIGN COSTS"), (b) all costs incurred by Landlord or Tenant for the installation of telephone and computer cabling and other information technology infrastructure, (c) all moving and other relocation costs incurred by Tenant,
(d) all fees and costs payable by Tenant to any construction manager engaged by Tenant, and (e) all Base Building Change Order Costs.

3.4. Tenant shall maintain accurate records of all Tenant Costs. Landlord shall make progress payments to Tenant within thirty (30) days after receipt by Landlord of invoices for Design Costs from Tenant (which invoices shall be subject to review and reasonable approval by Landlord), accompanied by a lien release from Tenant's Architect or Tenant's MEP Engineer for any prior billing period with respect to amounts paid by Landlord to Tenant pursuant to this
Section 3.4 for payments to Tenant's Architect or Tenant's MEP Engineer, as the case may be.

3.5 Base Building Change Order Costs shall be (i) the actual cost incurred by Landlord's Contractor to perform such work as evidenced by detailed invoices without mark-up by Landlord's Contractor or Landlord (and excluding the Landlord's Contractor's general conditions, overhead and profit), plus (ii) a percentage of such actual costs to cover the Landlord's Contractor's general conditions, profit and overhead equal to the same percentage markup for general conditions, overhead and profit set forth in the Landlord's construction contract relating to the Base Building Work. For purposes hereof, Landlord's Contractor's general conditions shall mean all items included within the term "general conditions" as generally understood in the construction industry.

                                     B-2-5

3.6 Tenant shall have the right to make changes from time to time to the approved Tenant Architectural Plans and/or the MEP Plans by submitting to Landlord revised plans and specifications (hereinafter called the "REVISIONS"). Landlord shall notify Tenant in writing within five (5) Business Days after receiving the Revisions as to whether Landlord approves or disapproves such proposed Revisions (and in the case of Landlord's disapproval, setting forth in reasonable detail the reasons therefor) and the impact, if any, on the date for Substantially Completing the Base Building Work. If Landlord fails to notify Tenant with five (5) Business Days as set forth above, the Revisions shall be deemed approved.

3.7 Leasehold Improvements Change Order Costs shall be (i) the actual cost incurred by the Leasehold Improvements Contractor to perform such work as evidenced by detailed invoices without mark-up by the Leasehold Improvements Contractor or Landlord (and excluding the Leasehold Improvements Contractor's general conditions, overhead and profit), plus (ii) a percentage of such actual costs to cover the Leasehold Improvements Contractor's general conditions, profit and overhead equal to the same percentage markup for general conditions, overhead and profit set forth in the Landlord's construction contract relating to the Leasehold Improvements. For purposes hereof, the Leasehold Improvements Contractor's general conditions shall mean all items included within the term "general conditions" as generally understood in the construction industry.

3.8 Landlord and Tenant each agree to perform the tasks imposed upon such party pursuant to the Performance Time Schedule on or before the date required for the performance of such task pursuant to the Performance Time Schedule.

                                    ARTICLE 4

               LANDLORD'S WORK; TENANT'S WORK; TENANT'S ARCHITECT
                           RESPONSES; PUNCH LIST WORK

4.1. Landlord shall, at its sole cost and expense, furnish, install and complete, in a good and workmanlike manner, using new materials, the Base Building Work substantially in accordance with the Final Base Building Plans and Specifications. All such work shall comply with all applicable Legal Requirements, including, without limitation, all applicable zoning, building and OSHA codes, orders and requirements and the Americans with Disabilities Act, and the requirements of the National Electrical Code, the National Board of Fire Underwriters and all applicable public utility companies.

4.2 Unless otherwise agreed to in writing by Landlord and Tenant, all work involved in the design and construction of the Leasehold Improvements shall be carried out by Landlord's Architect, and the Leasehold Improvements Contractor under the sole direction of Landlord. Tenant shall cooperate with Landlord, the Leasehold Improvements Contractor, and Landlord's Architect to promote the efficient and expeditious completion of such work so that occupancy of the Premises may occur on the Commencement Date. Landlord shall furnish, install and complete, in a good and workmanlike manner, using



                                     B-2-6
new materials, the Leasehold Improvements materially and substantially in accordance with the Tenant Plans. All such work shall comply with all applicable Legal Requirements, including, without limitation, all applicable zoning, building and OSHA codes, orders and requirements and the Americans with Disabilities Act, and the requirements of the National Electrical Code, the National Board of Fire Underwriters and all applicable public utility companies. The Leasehold Improvements Contractor shall be responsible for obtaining the final inspections and all necessary governmental approvals which are required for lawful occupancy of the Premises, including the non-residential use permit. The Leasehold Improvements Contractor also shall be responsible for obtaining and delivering to Landlord final lien waivers from all contractors building the Leasehold Improvements or supplying materials therefor.

4.3 After the Leasehold Improvements have been Substantially Completed, Landlord shall cause Leasehold Improvements Contractor to prepare a punch list (the "PUNCH LIST") describing all defective and incomplete work and materials. Landlord shall cause Leasehold Improvements Contractor to deliver such Punch List to Tenant and Tenant's Architect at least two (2) Business Days prior to the scheduled date of the walk through of such Premises by the Leasehold Improvements Contractor, Landlord's Architect, Tenant and Tenant's Architect. At such walk through inspection the Punch List shall be revised to reflect additions thereto made by any of the Landlord or Tenant representatives and consultants attending such walk through inspection. Landlord shall diligently proceed with the correction and completion of all items described on the Punch List.

                                    ARTICLE 5

                     CONSTRUCTION GUARANTIES AND WARRANTIES

5.1. Landlord shall, at Landlord's cost and expense, remedy any defects or deficiencies in materials or workmanship in the Base Building Work or the Leasehold Improvements or material non-compliance of either (i) the Base Building Work with the Final Base Building Plans and Specifications or (ii) the Leasehold Improvements with the Tenant Plans of which Tenant gives written notice to Landlord prior to the expiration of one year after the Commencement Date.

5.2 Landlord shall enforce, at Landlord's cost and expense, all warranties and guarantees provided (or required to be provided under the approved Final Base Building Plans and Specifications or the Tenant Plans) by Landlord's Contractor, the Leasehold Improvements Contractor or any subcontractors or suppliers with respect to the Base Building Work, the Leasehold Improvements or any part thereof.



                                     B-2-7

                                    ARTICLE 6

                                     DELAYS

6.1 If Tenant is late in fulfilling any obligation imposed upon Tenant pursuant to this EXHIBIT "B", unless the same is occasioned by the acts or omissions of Landlord or Landlord's Contractor or the Leasehold Improvements Contractor, or by Unavoidable Delays, then the number of days Landlord is delayed in Substantially Completing the Base Building Work and the Leasehold Improvements resulting therefrom shall constitute a "TENANT DELAY" for purposes hereof; provided, however, that Landlord shall notify Tenant promptly of any Tenant Delay described in this Section 6.1.

6.2 In the event of any Tenant Delay, any date set forth in this Lease and the exhibits hereto for Substantially Completing Base Building Work and the Leasehold Improvements shall be extended by one day for each day of such Tenant Delay. Notwithstanding the foregoing, in the event that Tenant Delay causes a delay in Landlord's ability to Substantially Complete the Leasehold Improvements, then the Commencement Date on which Tenant must commence paying Rent (as defined in Section 1.01 of EXHIBIT "C" of the Lease) shall not be delayed as a result of the delay in Substantially Completing the Leasehold Improvements and the date on which Landlord is deemed to have Substantially Completed the Leasehold Improvements shall be the date on which the Leasehold Improvements would have been Substantially Complete but for the Tenant Delay.

6.3 If Landlord is late in fulfilling any obligation imposed upon Landlord by this EXHIBIT "B", unless the same is occasioned by the acts or omissions of Tenant or Tenant's Architect, or Unavoidable Delay, then the same shall constitute "Landlord Delay". If as a result of Landlord Delay (and not as a result of any Tenant Delay) the Leasehold Improvements are not Substantially Completed by the Target Commencement Date, then Landlord shall be liable to Tenant for the Holdover Costs (as defined in Section 1.02 of EXHIBIT "C" to the Lease).

                                    ARTICLE 7

                                  MISCELLANEOUS

7.1. Upon completion of the Leasehold Improvements sufficient to do a final measurement of the Rentable Area of the Premises, Landlord shall cause Landlord's Architect to measure the Rentable Area of the Premises and shall submit such measurement to Landlord and Tenant. Tenant shall have the right to have the Rentable Area of the Premises measured by Tenant's Architect, at Tenant's cost, and in the event of any disagreement in measurement between the determinations of Landlord's Architect and Tenant's Architect, the two architects shall meet to endeavor to resolve their differences and to agree upon a joint determination of the Rentable Area of the Premises that shall govern. Once the Rentable Area for the Premises has been agreed upon by Landlord and Tenant, the



                                     B-2-8
parties shall include in the Memorandum of Commencement Date the Rentable Area so determined for the Premises.

7.2 Landlord shall have the right at all reasonable times to inspect the Leasehold Improvements being constructed to determine that such work is being constructed in accordance with the requirements of this EXHIBIT "B", provided that any such inspection shall not interrupt or unreasonably delay the progress or scheduling of such work. No such inspection shall constitute any representation or warranty by Landlord or its representatives of the absence of construction defects or the conformity of such work with any Legal Requirement.

7.3 Upon completion of the Leasehold Improvements, Tenant shall deliver to Landlord, at Tenant's cost, a set of as-built plans for the Leasehold Improvements and a CAD diskette containing as-built working drawings.



                                     B-2-9

                                   EXHIBIT "B"
                                   SCHEDULE 1

                            PERFORMANCE TIME SCHEDULE

TENANT'S APPROVAL

         With respect to documents, plans and specifications that Tenant is required to review and approve pursuant to the Lease, Tenant shall, within fifteen (15) days after receipt thereof, either (i) approve, by written notice to Landlord, such documents, plans and/or specifications as submitted or (ii) deliver to Landlord a written statement specifying in reasonable detail any changes required to such document, plans and/or specifications ("Tenant's Comments"). If Tenant delivers to Landlord Tenant's Comments as described above, Landlord shall have ten (10) days to revise such documents, plans and/or specifications and resubmit the same to Tenant for review and approval. After receipt of such revised documents, plans and/or specifications, Tenant shall have seven (7) days to approve, by written notice to Landlord, such revised documents, plans, and/or specifications as submitted. Tenant shall not unreasonably withhold, condition or delay its approval of such revised documents, plans and/or specifications. Tenant's failure to respond within that time frame shall be deemed to constitute approval of such documents, plans and/or specifications as submitted. Any change requested by Tenant must be identified with reasonable specificity and must be accompanied by a statement of the reason(s) for the change.




                                     B-2-10

                                   EXHIBIT "B"
                                   SCHEDULE 2

                           MINIMUM WORK SPECIFICATIONS

                                  Fair Lakes VI

         The following shall constitute the general description and minimum quality of materials, which must be utilized in the construction of Leasehold Improvements by Tenant. Tenant, at its sole cost, shall have the right, after consultation with and reasonable approval of the Landlord, to make reasonable substitutions for specific items described herein.

         A.       Partitions

         1. Interior partitions will be constructed of 2 1/2" metal studs at 24" on center, from floor slab to the underside of the finished ceiling, with 1/2" gypsum wallboard panels with taped and finished joints prepared for paint.

         2. Demising and corridor partitions will be constructed of 2 1/2" studs at 24" on center from floor slab to underside of the deck above with 1/2" gypsum wallboard panels insulated with 2 1/2" Batt and with taped and finished joints prepared for paint.

         B.       Doors

         1. Suite Entry Doors shall be single 3'0" x 8'0" solid core, mahogany veneer with building standard finish, and polished stainless steel butt hinges, lever handles, and mortised lockset, keyed to Landlord's master system.

         2. Tenant Interior Doors shall be 3'0" x 7'0" solid core, painted, with brushed stainless steel lever hardware.

         3. All doors shall have building standard hollow metal frames.

         C.       Ceiling

         1. Ceiling will consist of a 2' x 2' suspended system with 5/8" acoustical tile in a Donne Fineline type grid system. The approximate finished ceiling height is 8'6".

         D.       Painting

         1. All partitions, columns and walls will be painted with two coats of flat latex wall paint. Door frames and interior doors will be painted with two coats of semi-



                                      B-2-1
gloss enamel. Suite entry doors will be stained and sealed and will match the building standard finish.

         E.       Flooring

         1. Carpeting shall be a minimum of 30 ounce face weight cut pile in a color chosen by Tenant and approved by Landlord.

         2. Vinyl composition tile may be substituted for carpet at selected areas such as work rooms, pantries, supply rooms, etc. Color may be chosen by Tenant and approved by Landlord.

         3. Vinyl wall base will be provided in all areas receiving carpet or floor tile. One color may be chosen by Tenant and approved by Landlord.

         F.       Electrical

         1. Lighting Fixtures will be three (3) tube, energy efficient 2' x 4' 18 cell polished parabolic florescent lights.

         2. Electric duplex receptacles and light switches will be black with brushed stainless steel or plastic cover plates to match existing.

         3. Telephone or data outlets will consist of pre-cut openings in the wall with pull strings up to the ceiling. All telephone/data wiring and cover plates are by Tenant's installer and is not considered part of Leasehold Improvements. All telephone/data outlets shall have cover plates.

         G.       Heating, Ventilating, Air Conditioning

         1. A variable air volume (VAV) system provides temperature control to all areas of the Building. Conditioning is provided through light troffer air boots or ceiling diffusers.

         H.       Sprinklers and Fire Safety

         1. An Automatic Sprinkler and Fire Alarm System will be provided in accordance with all national and local codes, including required exit and emergency lights, fire horns, fire hose cabinets and wall mounted extinguishers as required by local authorities. All sprinkler heads shall be recessed with white caps.

I.       Window Coverings


                                      B-2-2

                              EXHIBIT "C" TO LEASE

                                     Between

                           BUILDING VI ASSOCIATES L.C.
                                  ("LANDLORD")

                                       and

                               PEC SOLUTIONS, INC.
                                   ("TENANT")


                            General Lease Provisions
                                Table of Contents




PART 1 - DELIVERY OF THE PREMISES TO TENANT; RENTABLE AREA................................................1
     Section 1.01.  COMMENCEMENT DATE.....................................................................1
     Section 1.02.  DELIVERY OF THE PREMISES TO TENANT....................................................1
     Section 1.03.  RENTABLE AREA.........................................................................2


PART 2 - ACCEPTANCE OF THE PREMISES AND BUILDING BY TENANT................................................3


PART 3 - BASE RENT........................................................................................3
     Section 3.01.  BASE RENT.............................................................................3
     Section 3.02.  ADJUSTMENTS TO BASE RENT..............................................................5
     Section 3.03.  PAYMENT...............................................................................6
     Section 3.04.  ACCEPTANCE OF RENT....................................................................6
     Section 3.05.  SURVIVAL OF RENT OBLIGATION...........................................................7
     Section 3.06.  LATE PAYMENT FEE......................................................................7
     Section 3.07.  INTEREST ON PAST DUE RENT.............................................................7
     Section 3.08.  NET LEASE.............................................................................7


PART 4 - ADDITIONAL RENT..................................................................................8
     Section 4.01.  OPERATING EXPENSES....................................................................8
     Section 4.02.  REAL ESTATE TAXES.....................................................................14
     Section 4.03.  PARKING...............................................................................15
     Section 4.04.  ADDITIONAL RENT DEFINED...............................................................15
     Section 4.05.  RENT DEFINED..........................................................................15


PART 5 - SERVICES BY LANDLORD.............................................................................16


PART 6 - UTILITIES........................................................................................16
     SECTION 6.01.  COMPUTERIZED ENERGY MANAGEMENT SYSTEM.................................................16
     SECTION 6.02.  WATER, HEATING, VENTILATING AND AIR CONDITIONING......................................17
     SECTION 6.03.  ELECTRICITY...........................................................................17


PART 7 - USE..............................................................................................18


PART 8 - COMPLIANCE WITH LAWS AND BUILDING REGULATIONS....................................................18
     SECTION 8.01.  COMPLIANCE WITH LAWS..................................................................18
     SECTION 8.02.  OBSERVANCE OF BUILDING'S RULES AND REGULATIONS........................................18
     SECTION 8.03.  HAZARDOUS MATERIALS...................................................................19


PART 9 - ALTERATIONS......................................................................................20
     SECTION 9.01.  APPROVAL OF LANDLORD..................................................................20
     SECTION 9.02.  OWNERSHIP OF IMPROVEMENTS TO PREMISES.................................................21


PART 10 - LIENS...........................................................................................21


PART 11 - REPAIRS.........................................................................................22
     SECTION 11.01.  TENANT'S OBLIGATIONS.................................................................22
     SECTION 11.02.  LANDLORD'S OBLIGATIONS...............................................................22
     SECTION 11.03.  ENTRY BY LANDLORD....................................................................22


PART 12 - INSURANCE.......................................................................................23
     SECTION 12.01.  TENANT'S INSURANCE...................................................................23
     SECTION 12.02.  INSURANCE RATING.....................................................................24
     SECTION 12.03.  WAIVER OF SUBROGATION................................................................25


PART 13 - DAMAGE BY FIRE OR OTHER CASUALTY................................................................25
     SECTION 13.01.  DAMAGE TO PREMISES...................................................................25
     SECTION 13.02.  DAMAGE TO BUILDING...................................................................25
     SECTION 13.03.  PARTIAL DAMAGE.......................................................................26
     SECTION 13.04.  DAMAGE DURING LAST YEAR OF TERM......................................................26
     SECTION 13.05.  NO LANDLORD LIABILITY................................................................26
     SECTION 13.06.  APPORTIONMENT OF RENT................................................................27


PART 14 - CONDEMNATION....................................................................................27


     SECTION 14.01.  ENTIRE BUILDING......................................................................27
     SECTION 14.02.  PORTION OF BUILDING..................................................................27
     SECTION 14.03.  PORTION OF PREMISES..................................................................27
     SECTION 14.04.  TERMINATION OF LEASE.................................................................28
     SECTION 14.05.  LANDLORD'S RIGHT TO AWARD............................................................28


PART 15 - ASSIGNMENT AND SUBLETTING.......................................................................28
     SECTION 15.01.  RIGHTS OF TENANT.....................................................................28
     SECTION 15.02.  EXCESS RENT..........................................................................30
     SECTION 15.03.  RIGHTS OF LANDLORD...................................................................31
     SECTION 15.04.  AFFILIATE TRANSFER...................................................................31


PART 16 - INDEMNIFICATION.................................................................................31


PART 17 - SURRENDER OF THE PREMISES.......................................................................32
     SECTION 17.01.  CONDITION OF PREMISES................................................................32
     SECTION 17.02.  TENANT HOLDOVER......................................................................32


PART 18 - ESTOPPEL CERTIFICATES...........................................................................33


PART 19 - SUBORDINATION AND ATTORNMENT....................................................................33
     SECTION 19.01.  EXISTING FINANCINGS..................................................................33
     SECTION 19.02.  FUTURE FINANCINGS....................................................................34
     SECTION 19.03.  ATTORNMENT...........................................................................34


PART 20 - QUIET ENJOYMENT.................................................................................34


PART 21 - SIGNS; FURNISHINGS; COMMUNICATION EQUIPMENT.....................................................35
     SECTION 21.01.  SIGNS AND ADVERTISEMENTS.............................................................35
     SECTION 21.02.  FURNISHINGS..........................................................................35
     SECTION 21.03.  COMMUNICATIONS EQUIPMENT.............................................................36


PART 22 - DEFAULTS AND REMEDIES...........................................................................36
     SECTION 22.01.  EVENTS OF DEFAULT....................................................................36
     SECTION 22.02.  REMEDIES.............................................................................37
     SECTION 22.03.  REMEDIES CUMULATIVE..................................................................38
     SECTION 22.04.  NO ACCEPTANCE OR SURRENDER...........................................................38
     SECTION 22.05.  CUSTOMS AND PRACTICES................................................................39
     SECTION 22.06.  PAYMENT OF TENANT'S OBLIGATIONS BY LANDLORD..........................................39


     SECTION 22.07.  DEFAULT BY LANDLORD..................................................................39


PART 23 - SECURITY DEPOSIT................................................................................39
     SECTION 23.01.  APPLICATION OF SECURITY DEPOSIT......................................................39
     SECTION 23.02.  TRANSFER OF SECURITY DEPOSIT.........................................................40
     SECTION 23.03.  LETTER OF CREDIT.....................................................................40
     SECTION 23.04.  CHANGES TO SECURITY DEPOSIT..........................................................41


PART 24 - INTENTIONALLY OMITTED...........................................................................41


PART 25 - ATTORNEYS FEES AND LEGAL EXPENSES...............................................................41


PART 26 - NOTICES.........................................................................................41


PART 27 - MISCELLANEOUS...................................................................................42
     SECTION 27.01.  NO PARTNERSHIP.......................................................................42
     SECTION 27.02.  BROKERS..............................................................................42
     SECTION 27.03.  SEVERABILITY.........................................................................42
     SECTION 27.04.  TRIAL BY JURY........................................................................42
     SECTION 27.05.  FORCE MAJEURE........................................................................42
     SECTION 27.06.  CAPTIONS.............................................................................43
     SECTION 27.07.  BENEFIT AND BURDEN...................................................................43
     SECTION 27.08.  NO REPRESENTATIONS BY LANDLORD.......................................................43
     SECTION 27.09.  ENTIRE AGREEMENT.....................................................................43
     SECTION 27.10.  NO OFFER.............................................................................43
     SECTION 27.11.  AUTHORITY............................................................................44
     SECTION 27.12.  CHANGES REQUESTED BY LENDER..........................................................44
     SECTION 27.13.  GOVERNING LAW AND CONSTRUCTION.......................................................44
     SECTION 27.14.  LANDLORD'S LIABILITY.................................................................45
     SECTION 27.15.  USE OF NAME OF BUILDING..............................................................45
     SECTION 27.16.  CHANGES BY LANDLORD..................................................................45
     SECTION 27.17.  TIME OF ESSENCE......................................................................45

PART 1 - DELIVERY OF THE PREMISES TO TENANT; RENTABLE AREA

         SECTION 1.01. COMMENCEMENT DATE.

         The Commencement Date shall be the earlier to occur of the following:
(i) the date of Tenant's occupancy of the Premises or any portion thereof for the regular conduct of its business operations, or (ii) December 1, 2002. Notwithstanding the foregoing, in the event the Leasehold Improvements are not Substantially Complete by December 1, 2002 (the "Target Commencement Date") as a result of Landlord Delay (and to the extent that no such delay results from Tenant Delay or Unavoidable Delay), then the Commencement Date shall be extended by one day for each day attributable to Landlord Delay after the Target Completion Date thereafter that the Leasehold Improvements are Substantially Completed.


         SECTION 1.02. DELIVERY OF THE PREMISES TO TENANT.

         On or before the Target Completion Date, Landlord shall use its reasonable efforts to Substantially Complete the Leasehold Improvements to be constructed or installed by Landlord in the Premises pursuant to EXHIBIT "B" to this Lease. In the event that the Leasehold Improvements are not Substantially Completed on or before the Target Commencement Date, for any cause or reason, Landlord, its agents and employees, shall not be liable or responsible for any damages or liabilities in connection therewith incurred by Tenant as a result thereof, nor shall the obligations of Tenant provided herein be excused by reason of any such delay, however, if the failure to Substantially Complete construction of the Leasehold Improvements on the Target Commencement Date is due to acts or omissions of Landlord hereunder and not caused by Tenant Delay or Unavoidable Delays, then, in such event, Tenant's sole right and remedy (except as set forth below) shall be to delay the Commencement Date by the number of days that completion of construction of the Leasehold Improvements was delayed by the acts or omissions of Landlord hereunder and not caused by Tenant Delay or Unavoidable Delays, but in no event shall the Commencement Date be later than the date on which Tenant takes possession or commences business operations upon the Premises or any part thereof. The Premises shall be deemed Substantially Completed and possession delivered upon the earlier of (i) the date Landlord's Architect (as defined in EXHIBIT "B") certifies that the Leasehold Improvements have been Substantially Completed, subject to completion of those items, if any, listed on Landlord's punch list or (ii) the date Tenant, or anyone claiming by, through or under Tenant, occupies any portion of the Premises for the purpose of the conduct of Tenant's (or such other person's) business. Notwithstanding anything to the contrary contained herein, if there is a delay in the availability for occupancy of the Premises due to Tenant Delay (as defined in EXHIBIT "B"), then, the Landlord may nevertheless tender possession of the Premises to Tenant on the date when Landlord would otherwise have been able to do so except for the delay which was caused by or attributable to Tenant Delay and the Commencement Date shall be such date even though (i) Tenant may not, in fact, occupy the

Premises on such date; (ii) the Leasehold Improvements were not, in fact, Substantially Completed on the Target Commencement Date, and (iii) Landlord shall actually Substantially Complete the Leasehold Improvements after the Target Commencement Date and deliver possession of the Premises after the Commencement Date. Notwithstanding the foregoing, if the failure to Substantially Complete construction of the Leasehold Improvements on the Target Commencement Date is due solely to the unexcused actions of Landlord hereunder (that is, not due to Tenant Delay or Unavoidable Delays), then Landlord shall be obligated to pay Tenant an amount equal to the difference between the rent (including any holdover rent premiums) payable by Tenant during the Holdover Period (as hereinafter defined) for space leased in the buildings located at 3949 Pender Drive, 3957 Pender Drive, and 3701 Pender Drive in Fairfax County, Virginia (collectively, the "Existing Leases") and the rent that would be due under this Lease if the Leasehold Improvements had been Substantially Completed by the Target Commencement Date (collectively, the "Holdover Costs"). Tenant represents that true, correct and complete copies of the Existing Leases have been delivered to Landlord. Tenant shall use all reasonable efforts to minimize Holdover Costs. All Holdover Costs due hereunder shall be paid by Landlord within ten (10) Business Days after Tenant's submission to Landlord of an invoice therefor, accompanied by documentation showing Tenant's payment of or an obligation to pay such Holdover Costs (in which case Landlord shall be obligated to pay such Holdover Costs directly to the Landlord(s) under the Existing Lease(s). Landlord shall have the right to participate in all discussion or negotiations with the landlord under the Existing Leases regarding the Holdover Costs payable thereunder, and Tenant shall not, without Landlord's prior written consent, amend the terms of the Existing Leases with respect to the Holdover Costs payable thereunder. For purposes hereof, the "Holdover Period" shall commence on the Target Commencement Date (as such date shall be extended by one
(1) day for each day of Tenant Delay and Unavoidable Delay) through and including the date on which Tenant's holdover obligations cease, but in no event later than the date which is 30 (thirty) days after the date on which the Leasehold Improvements are Substantially Completed. No event of Tenant Delay shall excuse Landlord from any obligations under this Section 1.02 if Holdover Costs would be incurred by Tenant as a result of Landlord Delay, provided that if Tenant Delay extends the Holdover Period beyond that which would be attributable to Landlord Delay, Landlord shall not be responsible for Holdover Costs during such extended Holdover Period.

         SECTION 1.03. RENTABLE AREA.

         Landlord and Tenant acknowledge and agree that because the Building is not constructed as of the Effective Date, the square footage set forth for the Premises and the Building are likely to be adjusted pursuant to this Section
1.03. The term "Rentable Area" as used herein means all floor area in the Building as calculated using the Building Owners and Managers Association Method of Measurement 1996 (ANSI/BOMA Z65.1-1996) when floor plans are complete (the "BOMA 1996 Method"). The Rentable Area of the Building and the Premises is approximately as stated in Article 1 of this Lease and shall be specifically calculated by Landlord's Architect using the BOMA 1996 Method promptly after the Building is constructed and the floor plans are substantially complete. Upon such determination by Landlord's Architect, the Rentable Area of the Building and the Premises shall be appropriately adjusted, if necessary, to reflect the number of square feet of Rentable Area of the Building and the Premises as determined by such calculation and, subject to Section 7.1 of EXHIBIT B, such determination shall be final and conclusive and set forth on the Commencement Date Certificate; provided, however, that the Rentable Area of the Building and the Premises shall be adjusted, if necessary, in the event of any future expansion or modification of the Building and/or the Premises. If the number of square feet of (i) the Rentable Area of the Building; or (ii) the Rentable Area of the Premises changes, then Tenant's Proportionate Share shall be adjusted effective as of the date of any such change.


           PART 2 - ACCEPTANCE OF THE PREMISES AND BUILDING BY TENANT

         Subject to the provisions of EXHIBIT "B, taking possession of the Premises by Tenant shall be conclusive evidence that Tenant: (i) accepts the Premises as suitable for the purposes for which they are leased; (ii) accepts the Building and every part and appurtenance thereof as being in a good and satisfactory condition; and (iii) waives any defects in the Premises or the Building except for the completion of those items, if any, on Landlord's punch list or latent defects which cannot reasonably be discovered by an inspection of the Premises prior to taking possession.


                               PART 3 - BASE RENT

         SECTION 3.01. BASE RENT.

         The "Annual Base Rent" payable by Tenant with respect to the Premises shall equal the product of (a) the Rental Constant multiplied by (b) the Total Project Costs. The "Base Rent" per square foot is calculated by dividing the Annual Base Rent by the Rentable Area of the Premises.

                  (a) Rental Constant. The "Rental Constant" shall be the ten and forty-two hundredths percent (10.42%).

                  (b) Total Project Costs. "Total Project Costs" shall be the sum of the following:

                        (i) "Land Cost", being an amount equal to the sum of (A) Seventeen Dollars ($17.00) multiplied by the Rentable Area of the Premises (the "Base Land Cost") plus (B) an amount equal to the Base Land Cost multiplied by five percent (5%) multiplied by the number of full years and the fraction of a year between the April 7, 1998 and the Commencement Date.

                  (ii) All normal and customary costs actually expended by Landlord or its Affiliates in connection with the design and construction of the Building and the Premises and any related parking and site costs (including without limitation any parking structure), including, without limitation, the following:

                           (A) "Hard Costs," being all construction costs
including on-site and off-site improvements, surveys, demolition, clearing, grading, utilities relocation and installation, storm water management costs, temporary improvements, street and site lighting, site signage, road and signal improvements, roads and paving, bond release work, parking improvements, construction site maintenance, seeding, landscaping and irrigation, base building contracts, tests and inspections, building punchout and engineering start-up, sales taxes, and General Contractor's fee and general conditions, and contingencies of five percent (5%) of the base building construction costs and three percent (3%) of all non-construction costs, including tenant improvements, but not including costs to be paid out of the Design Allowance or to be paid by Tenant.

                           (B) "Soft Costs" being (1) architectural and
engineering, including land and concept planning, architectural fees, reimbursables and architectural contract extras, mechanical, electrical and plumbing engineering fees, landscape architecture fees, structural engineering fees, civil engineering fees, soils engineering, environmental consultants, lighting and acoustical consultants, construction administration, elevator consultants, as-builts, printing and cost estimating, Tenant Costs as defined in EXHIBIT "B", (2) bonds, fees and permits, including plan expediting, design review and inspection fees, permits, bond fees, utility fees and all other County and governmental agency fees, (3) consulting (including environmental, site lighting, zoning and other, if required), (4) professional fees (including legal, governmental and land use approvals, easements, title, survey, appraisal and Tenant's construction manager), (5) all leasing commissions payable with respect to this Lease, (6) all real estate taxes, insurance, utility expenses and interim operating expenses during the period commencing on the date of commencement of construction on the Building and/or the land on which the Building is to be located and ending on the Commencement Date as said date may be extended by Tenant Delays and Unavoidable Delays, and (7) financing costs, consisting of an interest carry on all Total Project Costs computed during the period commencing on the date on which Landlord closes on the financing for the construction of the Building and ending on the Commencement Date, as said date may be extended by Tenant Delays and Unavoidable Delays, at a rate equal to Landlord's actual effective borrowing rate in effect from time to time on the third party construction loan financing, all third party fees and costs of obtaining such construction loan, loan commitment fees, transfer and recording taxes and fees, title insurance, appraisal, legal and lender inspections.

                           (C) "Tenant Improvement Costs," being the amount of
the Design Allowance payable by Landlord to Tenant under this Lease.

                  (iii) A "Development Fee" payable to Landlord equal to three percent (3%) of the Total Project Costs excluding Land Cost and the Development Fee.

         At least thirty (30) days prior to the Commencement Date, Landlord shall send to Tenant a statement of the estimated monthly base rent for the Premises (the "Estimated Base Rent"). On the Commencement Date, Tenant shall pay the Estimated Base Rent until such time as Landlord has obtained the actual Total Project Cost and delivered a notice to Tenant (the "RENT NOTICE") of the actual base rent to be paid under this Lease (the "ACTUAL BASE RENT"). Upon receipt of Landlord's Rent Notice, Tenant shall commence paying the Actual Base Rent to Landlord upon the next rent due date. If the Actual Base Rent is greater than the Estimated Base Rent, Tenant shall be obligated to pay to Landlord the difference between the Actual Base Rent and the Estimated Base Rent for those months in which Tenant paid Estimated Base Rent. Tenant's payment shall be due to Landlord within thirty (30) days after Tenant receives Landlord's Rent Notice. If the Estimated Base Rent is greater than the Actual Base Rent, Landlord shall credit the difference between the Estimated Base Rent and the Actual Base Rent for those months in which Tenant paid Estimated Base Rent against the next base rent payments coming due from Tenant.

         Tenant shall pay to Landlord monthly, in advance, without demand, on the first day of each calendar month, the Base Rent as described above. Base Rent shall be calculated on the first day of each Lease Year by multiplying the Base Rent per Square Foot (as hereinafter defined) by the Rentable Area of the Premises. The first monthly installment of Base Rent shall be payable in advance on the Commencement Date. If the Commencement Date is a date other than the first day of a calendar month, then Tenant shall pay to Landlord on the Commencement Date a prorated installment of Base Rent for the first fractional month of the Term. If the Expiration Date is a date other than the last day of a calendar month, then the Term shall be extended to the last day of such month.

         For purposes hereof, "Lease Year" shall mean a period of twelve (12) consecutive months commencing on the Commencement Date, and each successive twelve (12) month period thereafter; provided, however, that if the Commencement Date is not the first day of a month, then the first Lease Year shall commence on the Commencement Date and shall continue for the balance of the month in which the Commencement Date occurs and for a period of twelve (12) months thereafter.


         SECTION 3.02. ADJUSTMENTS TO BASE RENT.

         (a) During the Term of this Lease, the Base Rent shall be adjusted on January 1, 2004 and on the first day of January each year thereafter during the term pursuant to this Section. The dates described in this Section for computing the adjustment in Base Rent are hereinafter sometimes referred to collectively as "RENTAL ADJUSTMENT DATES" and singularly as a "RENTAL ADJUSTMENT DATE". All adjustment to Base Rent required by this
SECTION 3.02 shall be made as hereinafter described:

                  (1) On the first Rental Adjustment Date, the Base Rent shall be multiplied by the Adjustment Factor and the amount computed shall be added to the Base Rent as of the first Rental Adjustment Date and the resulting sum shall be the adjusted rent (hereinafter the "ADJUSTED RENT") to be paid by the Tenant to Landlord, in advance, without demand, in equal monthly installments, on the first day of each calendar month until the next Rental Adjustment Date.

                  (2) On the second Rental Adjustment Date and on every Rental Adjustment Date throughout the term of this Lease, the Adjusted Rent payable in the year immediately preceding the Rental Adjustment Date in question shall be multiplied by the Adjustment Factor and the amount computed shall be added to the Adjusted Rent for the year immediately preceding the Rental Adjustment Date and the resulting sum shall be the Adjusted Rent for that rental year to be paid by the Tenant to Landlord, in advance, without demand, in equal monthly installments, on the first day of each calendar month until the next Rental Adjustment Date.

         (b) Landlord shall provide Tenant with written notice of each adjustment pursuant to SECTION 3.02(b), which notice shall provide the basis upon which such adjustment has been calculated; provided, however, that if for any reason Landlord does not notify Tenant of the amount of such adjustment until after any Rental Adjustment Date, Tenant shall continue to pay the Base Rent or Adjusted Rent, as the case may be, payable prior to the Rental Adjustment Date, and Tenant, within five (5) days following Landlord's delivery of written notice of such adjustment, shall pay to Landlord in a lump sum the amount of any increase in the Base Rent resulting from such adjustment for all months in the existing calendar year prior to and including the month in which such notice of adjustment is received and during the remainder of such year Tenant shall pay to Landlord the Adjusted Rent as set forth in such notice.

         SECTION 3.03. PAYMENT.

         All Base Rent and Additional Rent (as hereinafter defined) shall be paid to Landlord by Tenant when due, without deduction or offset, in lawful money of the United States, at Landlord's address for Notice or such other place as Landlord may from time to time designate in writing.


         SECTION 3.04. ACCEPTANCE OF RENT.

         If Landlord shall direct Tenant to pay Base Rent, Adjusted Rent and/or Additional Rent to a lockbox or other depository whereby checks issued in payment of Base Rent, Adjusted Rent and/or Additional Rent (or both or all, as the case may be) are initially cashed or deposited by a person or entity other than Landlord (albeit on Landlord's authority), then, for any and all purposes under this Lease: (i) Landlord shall not be deemed to have accepted such payment until ten (10) days after the date on which Landlord shall have actually received such funds, and
(ii) Landlord shall be deemed to have accepted such payment if (and only if) within said ten (10) day period, Landlord shall not have refunded (or attempted to refund) such payment to Tenant. Nothing contained in the immediately preceding sentence shall be construed to place Tenant in default of Tenant's obligation to pay rent if and for so long as Tenant shall timely pay the rent required pursuant to this Lease in the manner designated by Landlord.


         SECTION 3.05. SURVIVAL OF RENT OBLIGATION.

         The obligation of Tenant with respect to the payment of past due Base Rent, Adjusted Rent and Additional Rent shall survive the termination of this Lease.


         SECTION 3.06. LATE PAYMENT FEE.

         In the event any installment of Rent due hereunder is not paid within five (5) calendar days after it is due, then Tenant shall also pay to Landlord as Additional Rent a late payment fee equal to five percent (5%) of such delinquent installment of Rent or any component thereof for each and every month or part thereof that such Rent or any component thereof remains unpaid.


         SECTION 3.07. INTEREST ON PAST DUE RENT.

         All past due installments of Rent shall bear interest until paid at a rate per annum equal to four percent (4%) above the prime rate of interest from time to time publicly announced by NationsBank, N.A., or any successor thereof (the "DEFAULT RATE"); provided, however, that if at the time such interest is sought to be imposed the rate of interest exceeds the maximum rate permitted under federal law or under the laws of the Commonwealth of Virginia, the rate of interest shall be the maximum rate of interest then permitted by applicable law.


         SECTION 3.08. NET LEASE.

         It is the intention of the parties hereto that this Lease is a "net lease" and that Landlord shall receive the Rent hereinabove provided as net income from the Premises, not diminished by (a) any imposition of any public authority of any nature whatsoever during the entire Term of this Lease notwithstanding any changes in the method of taxation or raising, levying or assessing any imposition, or any changes in the name of any imposition, or (b) the cost of any maintenance, utilities, insurance or other expenses or charges required to be paid to maintain the Premises, other than payments under any mortgage now existing or hereafter created by Landlord, or (c) any other costs or expenses involved in the care, management, use, construction and operation of the Premises or any improvements thereto. All such impositions, costs, expenses and charges, shall be paid by Tenant from and after the Commencement Date of this Lease and during the entire Term of this Lease. When in this Lease provision is made for the doing of any act by Tenant, the act shall be done by Tenant at its own cost and expense.

                            PART 4 - ADDITIONAL RENT

         SECTION 4.01. OPERATING EXPENSES.

         (a) Throughout the Term, Tenant shall pay on a monthly basis, without demand, as Additional Rent for the Premises, Tenant's Proportionate Share of the Operating Expenses (as defined in SECTION 4.01(b) hereof). Such payments shall be made as follows:

                  (1) Prior to the Commencement Date and on the first day of January of each year during the Term, or as soon thereafter as is practicable, Landlord shall furnish Tenant with Landlord's estimate of the Operating Expenses for the forthcoming year. On the first day of each month during such year, Tenant shall pay one-twelfth (1/12th) of Tenant's Proportionate Share of the estimated Operating Expenses for such year. If for any reason Landlord has not provided Tenant with Landlord's Operating Expenses estimate on or before the first day of January of any year during the Term, then, until the first day of the calendar month following the month in which Tenant is given Landlord's estimate of Operating Expenses, Tenant shall continue to pay to Landlord on the first day of each calendar month the monthly sum payable by Tenant under this
SECTION 4.01 for the month of December of the preceding year.

                  (2) On the first day of April of each year during the Term, or as soon thereafter as reasonably practical, Landlord shall furnish to Tenant a statement of the actual Operating Expenses for the preceding year. Within thirty
(30) days after the delivery of that statement, a lump sum payment will be made by Tenant equal to the amount, if any, by which Tenant's Proportionate Share of the actual Operating Expenses exceeds the amount, if any, which Tenant has paid toward the estimated Operating Expenses pursuant to SECTION 4.01(a)(1) above. If Tenant's Proportionate Share of the actual Operating Expenses is less than the amount Tenant has paid toward the estimated Operating Expenses pursuant to
SECTION 4.01(a)(1) above, Landlord shall apply such amount to the next accruing installments of Rent due hereunder. The foregoing notwithstanding, Landlord shall have the right from time to time during any year, but not more frequently than twice in any calendar year, to notify Tenant in writing of any change in Landlord's estimate of Operating Expenses for the then current year, in which event Tenant's Proportionate Share of Operating Expenses, as previously estimated, shall be adjusted to reflect the amount shown in such notice and shall be effective, and due from Tenant, on the first day of each month following Landlord's giving of such notice. Landlord also shall have the right to bill Tenant for understatements in Operating Expenses charged to Tenant for only the immediately preceding two (2) calendar years and Tenant shall reimburse Landlord for such understated charges within thirty (30) days after receipt of an invoice from Landlord. The effect of this SECTION 4.01(a) is that Tenant will pay during each year during the Term Tenant's Proportionate Share of actual Operating Expenses.

                  (3) If the Commencement Date occurs on a date other than the first day of January, or if the Term ends on a date other than the last day of December, the actual Operating Expenses for the year in which the Commencement Date or the Expiration Date occurs, as the case may be, shall be prorated so that Tenant shall pay that portion of Tenant's Proportionate Share of Operating Expenses for such year represented by a fraction, the numerator of which shall be the number of days during such fractional year falling within the Term, and the denominator of which is 365 (or 366, in the case of a leap year). The provisions of this SECTION 4.01 shall survive the Expiration Date or any sooner termination provided for in this Lease.

         (b) As used in this Lease, "OPERATING EXPENSES" means all expenses, costs, and disbursements of every kind which Landlord incurs, pays or becomes obligated to pay in connection with the operation, repair, and maintenance of the Building, which cost shall include all expenditures by Landlord to maintain all facilities in operation at the beginning of the term and such additional facilities installed in subsequent years as Landlord may consider necessary or beneficial for the operation of the Building in a first class manner. All Operating Expenses shall be determined according to generally accepted accounting principles (which shall be consistently applied) and shall include, but are not limited to, the following:

                  (1) Wages, salaries, and fees of all personnel or entities (exclusive of Landlord's executive personnel) engaged in the operation, repair, maintenance, or security of the Building, including taxes, insurance and benefits relating thereto; provided, however, that if such personnel or entities service other buildings besides the Building, then such wages, salaries and fees will be prorated to the Building on the basis of (a) the percentage of such personnel's or entities' time spent servicing the Building, or (b) the square footage of the buildings serviced (it being understood and agreed that in no event shall Landlord allocate more than 100% of the compensation and benefits for any single employee among the properties being serviced by such employee).

                  (2) All supplies and materials used in the operation, repair, security, and maintenance of the Building;

                  (3) Cost of all maintenance and service agreements for the Building and the equipment therein, including, without limitation, alarm service, water treatment services, janitorial services, security systems service, window cleaning, service on electrical, HVAC and mechanical components, trash removal, elevator maintenance, extermination service, plumbing service, grounds keeping, and landscaping;

                  (4) Cost of all insurance relating to the Building for which Landlord is responsible hereunder, or which Landlord considers reasonably necessary for the operation of the Building, including, without limitation, the deductible payments actually made under policies maintained by Landlord, the cost of property, casualty and liability insurance applicable to the Building and Landlord's personal property used in connection therewith, and the cost of business interruption or rental insurance in such amounts as will reimburse Landlord for all losses of earnings and other income attributable to such perils as are commonly insured against by prudent landlords or required by Landlord's lender and the cost of repairs made as a result of damages net of insurance reimbursement;

                  (5) Cost of repairs and maintenance (excluding repairs and maintenance paid by proceeds of insurance or by Tenant or other third parties, and alterations attributable solely to tenants of the Building) of the Building, but including the deductible payments actually made under policies maintained by Landlord;

                  (6) All utility costs of the Building (exclusive, however, of such special utility services as described in PART 6 of the General Lease Provision, the costs of which special utility services shall be payable as therein provided), including, without limitation, water, power, fuel, heating, lighting, air conditioning, and ventilating;

                  (7) Amortization of the cost of installation of capital investment items which are installed primarily to reduce, and actually does reduce, operating costs for the general benefit of the Building's tenants or to maintain and/or repair the Building in first class condition and operation or which may be required by any governmental authority or regulation or for repair of any existing equipment, machinery or essential operating component of the Building that has become necessary to replace or repair. All such costs shall be amortized at nine percent (9%) per annum over the reasonable life of the capital investment items, with the reasonable life and amortization schedule being determined by Landlord, but in no event to extend beyond the reasonable life of the Building;

                  (8) Landlord's central accounting costs, the cost of an annual audit and Landlord's legal fees relating to the operation of the Building;

                  (9) A management fee to the manager of the Building whether or not related to Landlord not to exceed three percent (3%) of gross rents per year;

                  (10) Building office rent or rental value for any central Building management office whether in the Building or in another building within the planned mixed use development known as Fair Lakes (and hereinafter called the same) provided that if the management office is located in another building or provides services to buildings in addition to the Building, then only the Building's pro rata share of rent (based on square footage) shall be included; and

                  (11) The Fair Lakes League Assessment.

         (c) Notwithstanding any other provision of this Lease, Operating Expenses (as defined in Section 4.01(b) above), shall not include, and Landlord shall be solely liable for, the following expenses:

                  (1) Repairs or other work occasioned by insured casualty or by the exercise of eminent domain, to the extent Landlord is reimbursed by warranties, service contracts or insurance maintained by Landlord or Tenant hereof or by the condemning authority;

                  (2) Leasing commissions, attorneys' fees, cost and disbursements and other expenses incurred in connection with negotiations or disputes with present or prospective tenants or other occupants of the Building;

                  (3) Costs incurred in improving, decorating, building-out, painting or redecorating premises for other tenants of the Building;

                  (4) Expenses in connection with services or other benefits of a type which are not provided Tenant but which are provided to another tenant of the Building;

                  (5) Costs incurred due to violation by Landlord or any other tenant of the Building of the terms and conditions of any lease of space in the Building;

                  (6) Interest or debt or amortization payments on any mortgage or mortgages;

                  (7) Payments of rent by Landlord to any ground lessor;

                  (8) Landlord's general overhead not related to the operation of the Building (but without limiting Landlord's right to seek reimbursement as provided in Sections 4.01(b)(1), (8), (9) and (10) above).

                  (9) Advertising and promotional expenditures with respect to the Building except for those advertising and promotional expenditures that directly benefit Tenant;

                  (10) Any costs, fines or penalties incurred due to violations of any nature by Landlord of any governmental rule or authority;

                  (11) Wages, salaries or other compensation paid to any executive employees;

                  (12) Rentals and other related expenses incurred in leasing air-conditioning systems, elevators or other equipment ordinarily considered to be of a capital nature, except to the extent that (i) Landlord is leasing in lieu of purchasing such items, if the purchase thereof would be includable in Operating Expenses, or (ii) rental required on a temporary basis in order for Landlord to be able to provide services that Landlord is required to provide to Tenant pursuant to this Lease, if the need therefor was not caused by the negligence of Landlord or any tenant, or (iii) such expenses are otherwise properly included under SECTION 4.01(b)(7);

                  (13) Any cost or expense whatsoever arising from or related to any clean-up of any hazardous or toxic materials, or any governmental penalty of fines associated therewith, excepting, however, any such cost or expense resulting from the negligent or intentional acts of Tenant or its employees, invitees, guests, agents, representatives, contractors, licensees, successors or assigns. The term "hazardous or toxic materials" as used in this Lease shall mean those materials identified in The Comprehensive Environmental Response, Compensation and Liability Act of 1980 of the United States Code and by the laws of the Commonwealth of Virginia, as such sections may be amended from time to time;

                  (14) The cost of excessive use of Building utilities (such as HVAC) by other tenants of the Building, and/or utility service by other tenants outside normal Building hours;

                  (15) Costs incurred in connection with the sale, financing, refinancing, mortgaging or change of ownership of the Building or the Project, including without limitation, brokerage commissions, attorneys, and accountants fees, closing costs, title insurance premiums, transfer taxes and interest charges;

                  (16) Any and all loss, claim, damage, award, deductibles paid under any insurance policies or other amount paid or payable by Landlord (including all attorneys' fees, court costs and other costs incurred in connection therewith) as a result or arising out of any act of negligence, breach of contract or willful misconduct by the Landlord or its agents, employees or contractors to the extent not covered by insurance;

                  (17) Bad debt losses, rent losses or reserves for such losses; and

                  (18) Non-cash items, such as deductions for depreciation and amortization of the Building and the Building equipment.

         (d) At Tenant's request, Landlord shall meet with Tenant at a mutually convenient time to address any questions Tenant may have about particular Operating Expenses, and Landlord shall provide any such additional backup documentation as is reasonably requested by Tenant. In the event Tenant does not contest a statement of Operating Expenses within ninety (90) days after it is rendered, such statement shall become binding and conclusive; provided, however, that if a timely audit of Operating

Expenses for a particular year reveals an error resulting in any incorrect charge with regard to particular expenses in such year, Tenant shall thereupon have the right to re-examine Landlord's books and records with respect to the immediately preceding two (2) calendar years for the sole purpose of determining whether the same error resulted in an incorrect charge with respect to the same expenses in such immediately preceding two (2) calendar years, and if so, Tenant shall be entitled to a refund of such amount. In addition, Tenant shall have the right, at Tenant's expense, one time during each calendar year to examine, to copy and to have an audit conducted of all books and records of Landlord pertaining to Operating Expenses relating to the immediately preceding calendar year. If Tenant elects to hire any third party to assist it with such inspection or audit, such third party must be a certified public accountant or accounting firm, retained on a non-contingent fee basis (the "AUDITOR"). Such audit and inspection shall be conducted at a time and place reasonably acceptable to Landlord and Tenant during normal business hours. If the amount paid by Tenant to Landlord exceeded the amounts to which Landlord was entitled hereunder, and if Landlord does not otherwise dispute the results of the audit as permitted pursuant to the terms hereof, Landlord shall credit the amount of such excess against the next installment of Rent due and payable hereunder. If this Lease shall have expired or otherwise terminated, then Landlord shall refund any overpayment due to Tenant within thirty (30) days after the amount of the overpayment is determined. In the event that Tenant's Proportionate Share of Operating Expenses, as calculated by Landlord, exceeds the correct amount by more than three percent (3%), then Landlord shall promptly reimburse Tenant for the cost of such audit and inspection. If the amount paid by Tenant to Landlord is less than the amount Landlord was entitled to hereunder, Tenant shall make a lump sum payment of the difference between the amount paid by Tenant and the amount owed to Landlord hereunder within thirty (30) days after the amount of the underpayment is determined.

         (e) At Tenant's option from time to time, upon forty-five (45) days prior written notice to Landlord, Tenant may elect to provide or contract directly for any service otherwise required or permitted to be provided by Landlord under this Lease (other than management services), and thereafter the cost of providing such service or utility to the Premises and other tenants of the Building shall not be included for purposes of calculating Tenant's Proportionate Share of Operating Expenses. If Tenant elects to provide any service or utility to the Premises, Tenant shall be required to provide such service or utility in a first-class manner. If Tenant fails to do so, Landlord shall have the right to commence, once again, providing such service or utility to the Premises and including the costs thereof in the calculation of Tenant's Proportionate Share of Operating Expenses. If, after Landlord has transferred the Building, Fair Lakes IV and Fair Lakes V to an entity that is not related in any manner with Landlord, Tenant is leasing one hundred percent (100%) of the Rentable Area in the Building, Fair Lakes IV and Fair Lakes V, Tenant determines in its reasonable discretion that the Building, Fair Lakes IV and Fair Lakes V are not being managed in a first-class manner, then Tenant shall have the right to assume the management responsibilities for the Building, provided that the Building must be managed in a first-class manner in accordance with a maintenance and service schedule to be mutually agreed to by Tenant and Landlord. If Tenant assumes the management of the Building, the management fee shall not be included for purposes of calculating Tenant's Proportionate Share of

Operating Expenses. If, in Landlord's reasonable discretion, Landlord determines that Tenant is not managing the Building in a first-class manner, then Landlord shall, once again, assume the responsibilities for managing the Building and shall include the management fee for purposes of calculating Tenant's Proportionate Share of Operating Expenses. Upon sixty (60) days prior written notice to Landlord, Tenant also may require Landlord to bid out major contracts for Operating Expenses.


         SECTION 4.02. REAL ESTATE TAXES.

         (a) Throughout the Term, Tenant shall pay on a monthly basis, without demand, as Additional Rent for the Premises, Tenant's Proportionate Share of the actual Real Estate Taxes (as defined in SECTION 4.02(c) hereof). Such payments shall be made as follows:

                  (1) Prior to the Commencement Date and on the first day of January of each year during the Term, or as soon thereafter as practicable, Landlord shall furnish Tenant with Landlord's estimate of the Real Estate Taxes for the forthcoming year. On the first day of each month during such year, Tenant shall pay one-twelfth (1/12th) of Tenant's Proportionate Share of the estimated Real Estate Taxes for such year. If for any reason Landlord has not provided Tenant with Landlord's estimate of Real Estate Taxes on or before the first day of January of any year during the Term (or by the Commencement Date, as the case may be), then until the first day of the calendar month following the month in which Tenant is given Landlord's estimate of Real Estate Taxes, Tenant shall continue to pay to Landlord on the first day of each calendar month the monthly sum payable by Tenant under this SECTION 4.02 for the month of December of the preceding year.

                  (2) On the first day of April of each year during the Term or as soon thereafter as reasonably practical, Landlord shall furnish to Tenant a statement of the actual Real Estate Taxes for the preceding year. Within thirty
(30) days after the delivery of that statement, a lump sum payment will be made by Tenant equal to the amount, if any, by which Tenant's Proportionate Share of the actual Real Estate Taxes exceeds the amount, if any, which Tenant has paid toward the estimated Real Estate Taxes pursuant to SECTION 4.02(a)(1) above. If Tenant's Proportionate Share of the actual Real Estate Taxes is less than the amount Tenant has paid toward the estimated Real Estate Taxes pursuant to
SECTION 4.02(a)(1) above, Landlord shall apply such amount to the next accruing installment(s) of Rent due hereunder. The foregoing notwithstanding, Landlord shall have the right once the actual Real Estate Taxes assessment for the applicable year has been received by Landlord, to notify Tenant in writing of any change in Landlord's estimate of Real Estate Taxes for the then current year, in which event Tenant's Proportionate Share of Real Estate Taxes, as previously estimated, shall be adjusted to reflect the amount shown in such notice and shall be effective, and due from Tenant, on the first day of each month following Landlord's giving of such notice. The effect of this SECTION 4.02(a) is that Tenant will pay during each year during the Term Tenant's Proportionate Share of the actual Real Estate Taxes in excess of the Base Real Estate Taxes.

         (b) If the Commencement Date occurs on a date other than the first day of January, or if the term ends on a date other than the last day of December, the actual Real Estate Taxes for the year in which the Commencement Date or the Expiration Date occurs, as the case may be, shall be prorated so that Tenant shall pay that portion of Tenant's Proportionate Share of Real Estate Taxes for such year represented by a fraction, the numerator of which shall be the number of days during such fractional year falling within the Term, and the denominator of which is 365 (or 366, in the case of a leap year). The provisions of this
SECTION 4.02 shall survive the Expiration Date or any sooner termination provided for in this Lease.

         (c) As used in this Lease, the term "REAL ESTATE TAXES" shall including the following:


                  (1) All real estate taxes, including general and special assessments, if any, which are imposed upon Landlord or assessed against the Building or the land upon which the Building is situated; and

                  (2) Any other present or future taxes or governmental charges that are imposed upon Landlord, or assessed against the Building or the land upon which the Building is situated, including, but not limited to, any tax levied on or measured by the rents payable by tenants of the Building which is in the nature of, or in substitution for, real estate taxes. Any inheritance, estate, gift, franchise, corporation, income, or net profits tax which may be assessed against Landlord and/or the Building shall be excluded.


         SECTION 4.03. PARKING.

         During the initial Term and the first Renewal Term, Tenant and its employees, invitees, and guests shall have the right to use, free of charge, in common, with the other tenants of the Building, the parking areas for the Building, all on an unassigned and unreserved basis. During the initial Term and the first Renewal Term, provided Tenant leases one hundred percent (100%) of the Rentable Area in the Building, Tenant shall have the exclusive right to use, free of charge, reserved parking spaces in such locations requested by Tenant. Landlord reserves the right to promulgate reasonable rules and regulations of general application for the use of all parking spaces.


         SECTION 4.04. ADDITIONAL RENT DEFINED.

         The term "ADDITIONAL RENT" shall include, but not be limited to (i) the late payment fee, if any, under SECTION 3.06; (ii) Tenant's Proportionate Share of Operating Expenses as calculated under SECTION 4.01; (iii) Tenant's Proportionate Share of Real Estate Taxes as calculated under SECTION 4.02; and
(iv) all other costs and expenses which Tenant assumes, agrees or is required to pay to Landlord pursuant to this Lease. In the event of nonpayment of Additional Rent, Landlord shall have all the rights and remedies herein provided for in case of nonpayment of Rent.


         SECTION 4.05. RENT DEFINED.

         The term "RENT" shall include Base Rent, Adjusted Rent and Additional Rent.


                          PART 5 - SERVICES BY LANDLORD

         While Tenant is occupying the Premises and is not in Default under this Lease, Landlord shall furnish the Premises with: (i) passenger elevator service in common with other tenants for access to and from the Premises, provided that Landlord may reasonably limit the number of elevators to be operated at night after normal business hours and on Saturdays, Sundays, and holidays and that Landlord may remove elevators from service for maintenance; (ii) janitorial cleaning services Monday through Friday (except holidays) as required in Landlord's reasonable judgment; (iii) replacement, as necessary, of all lamps and ballasts in Building Standard light fixtures within the Premises; and (iv) the utility services provided for in PART 6 below. If Tenant requires services which are not specified herein and Landlord elects to provide such services to Tenant, Tenant will pay to Landlord, upon demand, as Additional Rent, Landlord's charges for providing such services.

         Failure to furnish, or any stoppage of, the services provided for in this PART 5 and in PART 6 below resulting from any cause will not make Landlord liable in any respect for damages to any person, property, or business, nor be construed as an eviction of Tenant, nor entitle Tenant to any abatement of Rent, or damages because of malfunctions or any interruptions in service.

         Notwithstanding the foregoing, if such malfunction or interruption in service is within Landlord's reasonable control, and such malfunction or interruption in service (i) continues for three (3) consecutive business days and (ii) makes it reasonably impossible for Tenant's continued use and occupancy of the Premises (or portion thereof), and (iii) requires Tenant to vacate the Premises, then Tenant shall be entitled to an abatement of Base Rent and/or Adjusted Rent for the portion of the Premises vacated for the period commencing on the date of the malfunction or interruption of services, and continuing until the earlier of the following (i) the date such service is corrected or restored or (ii) the date Tenant reoccupies any part of the Premises which was vacated because of the interruption in service, notwithstanding the fact that the malfunction or interruption in service has not been corrected.

                               PART 6 - UTILITIES

         SECTION 6.01. COMPUTERIZED ENERGY MANAGEMENT SYSTEM.

         The Building has been designed with a Computerized Energy Management System (the "CEMS") which controls the heating, ventilating and air conditioning system (the "HVAC") for the Premises. Tenant will designate to Landlord authorized representatives of the Tenant who will be given, through the CEMS, direct control of the HVAC system for use after normal Building hours.

         SECTION 6.02. WATER, HEATING, VENTILATING AND AIR CONDITIONING.

         (a) While Tenant is occupying the Premises and is not in Default under this Lease, Landlord shall furnish Tenant with the following utilities in the manner and to the extent customarily provided in office buildings in the Northern Virginia area: (1) potable water at those points of supply provided periodically for normal lavatory use by tenants in the Building; (2) heating, ventilating, and air-conditioning in season on business days from 7:00 a.m. to 6 p.m., and on Saturdays from 8 a.m. to 1 p.m. (except Holidays); and (3) electric lighting for public areas and special service areas of the Building. For purposes hereof, "HOLIDAY" shall mean New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. If Tenant requires HVAC or electrical service outside the hours and days specified above, the additional service may be requested by use of the CEMS and Tenant will pay for such services based on measurement from the CEMS at the rate Landlord is then charging therefor, which charge shall be comprised of actual direct utility costs, maintenance and depreciation costs of equipment and an administrative cost. Landlord shall have no obligation to provide any additional service to Tenant at any time Tenant is in Default under this Lease.

         (b) Landlord shall not be liable for its failure to maintain comfortable atmospheric conditions in all or any portion of the Premises due to heat generated by any equipment or machinery installed by Tenant (with or without Landlord's consent) or to excess people loads that exceeds generally accepted engineering design practices for normal office purposes. If Tenant desires additional cooling to offset excessive heat generated by such equipment or machinery, Landlord will have the right to install supplemental air conditioning units in the Premises, and the full cost thereof, including the cost of installation of unit(s) and meter(s), operation and use, will be paid by Tenant to Landlord on demand. Tenant will be required to maintain any supplemental air conditioning units installed pursuant to this Section.


         SECTION 6.03. ELECTRICITY.

         (a) While Tenant is occupying the Premises and is not in Default under this Lease, Landlord will furnish sufficient power in the Premises for lighting and for personal desktop computers, typewriters, word processors, calculating machines, copying machines, and other similar office equipment of low electrical consumption. Tenant will not install or operate in the Premises any heavy duty electrical equipment or machinery without first obtaining prior written consent of Landlord. Landlord may require, as a condition of its consent, for the installation of such equipment or machinery, payment by Tenant as Additional Rent for excess consumption of electricity that may be occasioned by the operation of said equipment or machinery. Upon reasonable prior notice, Landlord may make periodic inspections of the Premises at reasonable times to determine that Tenant's electrically operated equipment and machinery complies with the provisions of Part 6.

         (b) If Landlord determines that Tenant's use of electricity in the Premises exceeds the electrical demands on a square foot basis of other tenants in the Building, then Tenant shall pay to Landlord (or the utility company if direct service is provided by such company) promptly upon demand therefore, for all such excessive electric consumption and demand. Tenant also shall pay a service charge related thereto as calculated by Landlord.


                                  PART 7 - USE

         The Premises shall be used solely for general office purposes that are permitted by applicable zoning ordinances and land use requirements and for no other purpose. Tenant agrees to use and maintain the Premises in a clean, careful, safe, lawful, and proper manner.


             PART 8 - COMPLIANCE WITH LAWS AND BUILDING REGULATIONS

         SECTION 8.01. COMPLIANCE WITH LAWS.

         Tenant shall, at its sole expense, promptly and faithfully (i) comply with all present and future laws, ordinances, orders, rules, regulations, and requirements of every governmental authority having jurisdiction over the Premises; (ii) comply with the provisions of the Americans with Disabilities Act 42 U.S.C. Section 12101 ET SEQ (THE "ADA") as it applies to the Premises and Tenant's activities therein; (iii) comply with any direction made pursuant to law by any public officers which requires abatement of any nuisance or imposes upon Landlord or Tenant any duty or obligation arising from Tenant's occupancy or use of the Premises or from conditions which have been created by or at the insistence of Tenant; (iv) comply with the requirements of the local board of fire underwriters, or anybody exercising similar functions with respect to the construction, care and safety, maintenance and operation of the Premises; and
(v) indemnify Landlord and hold Landlord harmless from any loss, cost, claim, or expense which Landlord may incur or suffer by reason of Tenant's failure to comply with its obligations under clauses (i), (ii), (iii) or (iv) above. If Tenant receives notice of any such direction or of violation of any such law, order, ordinance, or regulation, Tenant shall promptly notify Landlord thereof.

         SECTION 8.02. OBSERVANCE OF BUILDING'S RULES AND REGULATIONS.

         Tenant and its servants, employees, agents, visitors, and licensees shall observe faithfully and comply strictly with the Rules and Regulations attached to this Lease as EXHIBIT "D". Landlord shall at all times have the right to make reasonable changes in and additions to such Rules and Regulations; provided such changes in existing or new rules and regulations do not materially interfere with the lawful conduct of Tenant's business in the Premises. Any failure by Landlord to enforce any of the Rules and Regulations now or hereafter in effect, either against Tenant or any other tenant in the Building, shall not constitute a waiver of any such Rules and Regulations. Except as may be required by the provisions of Part 20 of this Lease, Landlord shall not be liable to Tenant for the failure or refusal by any other tenant, guest, invitee, visitor, or occupant of the Building to comply with any of the Rules and Regulations. If there is any inconsistency between this Lease and the Rules and Regulations set forth in EXHIBIT "D" hereto, this Lease shall govern.


         SECTION 8.03. HAZARDOUS MATERIALS.

         (a) Except for those materials that are necessary in the normal course of Tenant's business activities associated with the Permitted Use, Tenant, its agents, employees, contractors or invites shall not (i) cause or permit any Hazardous Materials (hereinafter defined) to be brought upon, stored, used or disposed on, in or about the Premises and/or the Building, or (ii) permit the release, discharge, spill or emission of any substance considered to be a Hazardous Material from the Premises.

         (b) Any Hazardous Materials permitted by SUBPARAGRAPH (a), all containers therefor, and all materials that have been contaminated by Hazardous Materials shall be used, kept, stored and disposed of by Tenant in a manner that shall in all respects comply with all applicable federal, state and local laws, ordinances, regulations and standards.

         (c) Tenant hereby agrees that it is and shall be fully responsible for all costs, expenses, damages or liabilities (including, but not limited to those incurred by Landlord and/or its mortgagee) which may occur from the use, storage, disposal, release, spill, discharge or emissions of Hazardous Materials by Tenant whether or not the same may be permitted by this Lease. Tenant shall defend, indemnify and hold harmless Landlord, its mortgagee and its agents from and against any claims, demands, administrative orders, judicial orders, penalties, fines, liabilities, settlements, damages, costs or expenses (including, without limitation, reasonable attorney and consultant fees, court costs and litigation expenses) of whatever kind or nature, known or unknown, contingent or otherwise, arising out of or in any way related to the use, storage, disposal, release, discharge, spill or emission of any Hazardous Material by Tenant, its agents, employees, contractors or invites. The provisions of this Section shall be in addition to any other obligations and liabilities Tenant may have to Landlord at law or in equity and shall survive the transactions contemplated herein or any termination of this Lease.

         (d) As used in this Lease, the term "HAZARDOUS MATERIALS" shall include, without limitation:

                  (i) Those substances included within the definitions of "hazardous substances", "hazardous materials," toxic substances," or "solid waste" in the Comprehensive Environmental Response Compensation and Liability Act of 1980 (42 U.S.C. ss.9601 ET SEQ.) ("CERCLA"), as amended by Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Resource Conservation and Recovery Act of 1976 ("RCRA"), and the Hazardous Materials Transportation Act, and in the regulations promulgated pursuant to said laws, all as amended;

                  (ii) Those substances listed in the United States Department of Transportation Table (49 CFR 172.101 and amendments thereto) or by the Environmental Protection Agency (of any successor agency) as hazardous substances (40 CFR Part 302 and amendments thereto);

                  (iii) Any material, waste or substance which is (A) petroleum,
(B) asbestos, (C) polychlorinated biphenyls, (D) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C.ss.1251 ET SEQ. (33 U.S.C.ss.1321) or listed pursuant to Section of the Clean Water Act (33 U.S.C. ss.1317); (E) flammable explosives; or (F) radioactive materials;

                  (iv) Those substances regulated pursuant to or identified in the Virginia Pesticide Law; Air Pollution Control Board; Virginia Waste Management Act; Environmental Health Service; Transportation of Hazardous Radioactive Materials; Virginia Hazardous Materials Emergency Response Program; State Water Control Law; The Groundwater Act of 1973; and Miscellaneous Offenses; and in the regulations promulgated pursuant to said laws, all as amended; and

                  (v) Such other substances, materials and wastes which are or become regulated as hazardous or toxic under applicable local, state or federal law, or the United States government, or which are classified as hazardous or toxic under federal, state, or local laws or regulations.


                              PART 9 - ALTERATIONS

         SECTION 9.01. APPROVAL OF LANDLORD.

         Tenant shall not, at any time during the Term, without Landlord's prior written consent, make any alterations (structural or otherwise) to the Premises. Should Tenant desire any alterations, Tenant agrees to submit all plans and specifications for same, including complete architectural plans, to Landlord for Landlord's written approval, before beginning such work and Landlord's approval shall not be unreasonably withheld, conditioned or delayed. Landlord shall not be considered as unreasonably withholding its approval by refusing to consent to any alterations which would
(i) alter the exterior appearance of the Building, or the public lobbies, corridors, or common areas thereof; (ii) causes or are likely to cause any weakening of any part of the structure of the Premises or Building or which may cause damage or disruption to any Building system; or (iii) violate any underlying ground lease or deed of trust or mortgage. Upon Tenant's receipt of Landlord's written approval, Tenant may proceed with the construction of the approved alterations, but only so long as they are in substantial compliance with the plans and specifications and provisions of this PART 9. Additionally, the construction of any alterations, the alterations themselves, or any maintenance thereof shall comply with all building, safety, fire, plumbing, electrical and other codes, governmental requirements (including but not limited to Title III of the Americans with Disabilities Act of 1990, all regulations issued thereunder and the Accessibility Guidelines for Buildings and Facilities issued pursuant thereto, as the same are in effect on the date hereof and may be hereafter modified, amended or supplemented) and insurance requirements, and shall not require an amount of water, electricity, gas, heat, ventilation, or air-conditioning which exceeds Building Standard unless prior written arrangements satisfactory to Landlord are made with respect thereto. All alterations shall be made at Tenant's expense, either by Tenant's contractors which have been approved in advance by Landlord or, at Landlord's option, by Landlord's contractors on terms reasonably satisfactory to Tenant. If Landlord's contractor is performing the alterations, Tenant shall pay to Landlord a fee equal to five percent (5%) of the actual costs of such work, such fee to cover Landlord's overhead related to the work, including, but not limited to, Landlord's review of the plans and specifications, coordination of the work, consultation with professionals regarding the work, and general administration allocable to the work; provided that, if Landlord is performing the alterations, the fee that Tenant shall pay to Landlord shall increase to ten percent (10%) of the actual costs of such work. Any extraordinary third party costs incurred by Landlord as a result of Tenant's Alterations work shall be paid by Tenant. All such construction shall be completed promptly and in a good and workmanlike manner and shall be performed in compliance with PART 10 hereof.


         SECTION 9.02. OWNERSHIP OF IMPROVEMENTS TO PREMISES.

         All Leasehold Improvements constructed by Landlord pursuant to EXHIBIT "B" are and shall remain the property of Landlord, and shall not be removed from the Premises. At the time of Landlord's approval of Alterations to the Premises, Landlord shall notify Tenant as to whether the Alterations will be and remain the Landlord's property, and shall not be removed from the Premises. If Landlord notifies Tenant that Landlord will not retain the ownership of such Alterations Tenant shall, at Tenant's sole expense, cause the same to be removed and restore the Premises to the condition in which they existed prior to the alterations. Tenant further agrees to remove, at Tenant's expense, all of its furniture, furnishings, personal property and movable trade fixtures by the

Expiration Date, and to promptly reimburse Landlord for the cost of repairing all damage done to the Premises or the Building by such removal.


                                 PART 10 - LIENS

         Tenant shall keep the Premises and the Buildings free from any liens arising from any work performed, materials furnished, or obligations incurred by or at the request of Tenant, its agents, employees or independent contractors. If any lien is filed against the Premises, the Building or Tenant's leasehold interest therein, which arises out of any purported act or agreement of Tenant, Tenant shall discharge same within thirty (30) days after its filing. If Tenant fails to discharge such lien within such period, then, in addition to any other right or remedy Landlord may, at its election, discharge the lien by depositing with a court or a title company, or by bonding, the amount claimed to be due. Tenant shall pay on demand, as Additional Rent, any amount paid by Landlord for the discharge or satisfaction of any such lien, and all attorney's fees and other costs and expenses of Landlord reasonably incurred in defending any such action or in obtaining the discharge of such lien, together with all necessary disbursements in connection therewith.


                                PART 11 - REPAIRS

         SECTION 11.01. TENANT'S OBLIGATIONS.

         Except as set forth in PART 5 and SECTION 11.02 of this Lease, Tenant shall keep the Premises and every part thereof in good condition and repair at all times during the Term and at Tenant's sole cost and expense. At the end of the Term, Tenant shall surrender to Landlord the Premises and all alterations, additions, and improvements thereto in the same condition as when received, subject to the provisions of PART 17 hereof. Landlord shall give Tenant five (5) days notice to commence to make repairs, and if Tenant fails to commence to make such repairs within such time period, Landlord, at its option, may make such repairs, and Tenant shall pay Landlord, on demand, Landlord's actual costs in making such repairs plus a fee of ten percent (10%) to cover Landlord's overhead, all to constitute Additional Rent. Landlord has no obligation and has made no promise to alter, remodel, improve, repair, decorate, or paint the Premises or any part thereof, except as specifically set forth in this Lease.


         SECTION 11.02. LANDLORD'S OBLIGATIONS.

         Subject to the other provisions of this Lease imposing obligations in this respect upon Tenant, and subject to the provisions of PARTS 13 AND 14 hereof, Landlord shall repair, replace, and maintain (a) the external and structural parts of the Building and the Building systems and (b) all common areas.

         SECTION 11.03. ENTRY BY LANDLORD.

         Landlord and its agents and employees shall have the right from time to time after reasonable notice, and at any time if an emergency, to enter into and upon the Premises without charge, liability or abatement of Rent, for the purposes of: performing Landlord's obligations under this Lease; complying with laws; inspecting the Premises; showing the Premises to prospective lenders, purchasers or (during the last twelve (12) months of the Term or at any time that Tenant is in Default) lessees; posting "For Sale" signs; posting "For Lease" signs during the last twelve (12) months of the Term or at any time that Tenant is in Default; making such repairs, alterations, improvements and additions to the Building or Premises as Landlord deems necessary or desirable; and, for such other purposes as may be permitted under this Lease. During any such entry, Landlord shall use commercially reasonable efforts to minimize interference to Tenant's business and to prosecute its work to completion.

                               PART 12 - INSURANCE

         SECTION 12.01. TENANT'S INSURANCE.

         Tenant, at its sole expense, shall obtain and keep in force the following insurance:

                  (a) Commercial general liability insurance coverage on an "occurrence basis" against claims for personal injury, including, without limitation, bodily injury, death, and broad form property damage, in limits not less than $1,000,000 per occurrence and a $2,000,000 aggregate, with coverage to include a per location endorsement, contractual liability, fire legal liability in the amount of $500,000, and other broad form endorsements that would be carried by a prudent individual conducting a business similar to Tenant's business. All such insurance policies shall name Tenant as the named insured thereunder and shall name Landlord and Landlord's mortgagees as additional insureds thereunder, all as their respective interests may appear;

                  (b) Worker's Compensation and Employer's Liability insurance, with a waiver of subrogation endorsement waiving rights of subrogation against Landlord, in form and amount satisfactory to Landlord and at a minimum is equal to that required by the law of Virginia;

                  (c) Special Causes of Loss Insurance insuring any Leasehold Improvements made to the Premises after the Commencement Date and Tenant's interest in the Premises and all property located in the Premises, including furniture, equipment fittings, installations, fixtures, supplies and any other personal property, Leasehold Improvements and alterations ("TENANT'S PROPERTY"), in an amount equal to the full replacement value, it being understood that no lack or inadequacy of insurance by Tenant shall in any event make Landlord subject to any claim by virtue of any theft or loss or damage to any uninsured or inadequately insured property;

                  (d) During the course of construction of any work performed by Tenant or on Tenant's behalf pursuant to this Lease or any alterations by Tenant until completion thereof, Builder's Risk Insurance on a "special causes of loss" basis (including collapse) on a completed value (non-reporting) form for full replacement value covering all work incorporated in the Building and all materials and equipment in or about the Premises;

                  (e) Auto liability coverage for owned, hired and non-owned vehicles with a $1,000,000 combined single limit; and

                  (f) Excess liability coverage in the amount of $5,000,000 which will follow form and respond to and increase the limits of the coverages described in SECTIONS 12.01(a), (b), (c), AND (d) above.

         All policies shall be issued by companies having a Best's rating of at least A-XI and shall be in amounts and in form satisfactory from time to time to Landlord and Landlord's lender. All policies shall contain an endorsement or agreement by the insurer that any loss shall be payable in accordance with the terms of such policy notwithstanding any act or negligence of Tenant which might otherwise result in a forfeiture of said insurance, and the further agreement of the insurer waiving all rights of setoff, counterclaim, or deduction against Tenant. Tenant will deliver certificates of insurance evidencing each policy to Landlord as soon as practicable after the placing of the required insurance, but not later than ten (10) days prior to the date Tenant takes possession of all or any part of the Premises. All policies shall contain an undertaking by their insurers to notify Landlord and Landlord's lender in writing, by registered or certified U.S. Mail, return receipt requested, not less than thirty (30) days before any material change, reduction in the scope or limits of coverage, cancellation, or other termination thereof. All policies shall name Landlord and Landlord's manager as additional insureds and shall be evidenced as such on a Certificate of Insurance issued to Landlord.

         Landlord reserves the right to periodically review the insurance coverages required by this SECTION 12.01 and to revise such requirements to reflect insurance industry practices or require other forms or amounts of insurance as may be reasonably required to reflect changes in insurance industry practices.


         SECTION 12.02. INSURANCE RATING.

         Tenant will not keep, use, sell or offer for sale in, or upon the Premises any article which may be prohibited by any insurance policy periodically in force covering the Building and the Leasehold Improvements. If Tenant's occupancy or business in or on the Premises, whether or not Landlord has consented to the same, results in any increase in premiums for the insurance periodically carried by Landlord with respect to the Building or the Leasehold Improvements, Tenant shall pay any such increase in premiums as Additional Rent within ten (10) days after being billed therefor by Landlord.

         If any of the Landlord's insurance policies shall be canceled or cancellation shall be threatened or the coverage thereunder reduced or threatened to be reduced in any way because of the use of the Premises or any part thereof by Tenant or any assignee or subtenant of Tenant or by anyone Tenant permits on the Premises and, if Tenant fails to remedy the condition giving rise to such cancellation, threatened cancellation, reduction of coverage, or threatened reduction of coverage within forty-eight (48) hours after written notice thereof, Landlord may, at its option, either terminate this Lease or enter upon the Premises and attempt to remedy such condition, and Tenant shall promptly pay the cost thereof to Landlord as Additional Rent. Landlord shall not be liable for any damage or injury caused to any property of Tenant or of others located on the Premises resulting from such entry. If Landlord is unable or elects not to remedy such condition, then Landlord shall have all of the remedies provided for in this Lease in the event of a Default by Tenant. Notwithstanding the foregoing provisions of this Section, if Tenant fails to remedy as aforesaid, Tenant shall be in Default of its obligations hereunder and Landlord shall have no obligation to remedy such Default.


         SECTION 12.03. WAIVER OF SUBROGATION.

         All policies covering real or personal property which Tenant obtains affecting the Premises shall include, if possible, a clause or endorsement denying the insurer any rights of subrogation against Landlord to the extent rights have been waived by the insured before the occurrence of injury or loss, if same are obtainable. Tenant waives any rights of recovery against Landlord for injury or loss due to hazards covered by policies of insurance containing such a waiver of subrogation clause or endorsement to the extent of the injury or loss covered thereby.


                   PART 13 - DAMAGE BY FIRE OR OTHER CASUALTY

         SECTION 13.01. DAMAGE TO PREMISES.

         Tenant shall immediately notify Landlord of any damage to the Building which affects the Premises. If all or any portion of the Premises are damaged or destroyed by any casualty against which Tenant is required to be insured under
Section 12.01 of the General Lease Provisions, and if, in Landlord's reasonable opinion, (i) the Premises cannot be rebuilt or made fit for Tenant's purposes within two hundred seventy (270) days of the damage or destruction, or (ii) the proceeds from Tenant's insurance required to be maintained by Tenant pursuant to
PART 12 are insufficient to repair or restore the damage or destruction, then Landlord (with respect to the events in (i) or (ii) above) or Tenant (with respect to (i) above only) shall have the right to terminate this Lease by giving the other, within sixty (60) days after such damage or destruction, written notice of termination, and thereupon Rent and any other payments for which Tenant is liable under this Lease shall be apportioned and paid to the date of such damage, and Tenant shall immediately vacate the Premises; provided, however, that those provisions of this Lease which are designated to cover matters of termination and the period thereafter shall survive the termination hereof. Notwithstanding the foregoing, in no event shall Tenant have the right to terminate this Lease if the damage or destruction of the Premises is a result of (i) a default by Tenant or (ii) the negligence or willful act of Tenant, or Tenant's agents, employees, representatives, contractors, successors or assigns, licensees or invitees.


         SECTION 13.02. DAMAGE TO BUILDING.

         If the Building or any portion thereof is damaged or destroyed by any cause whatsoever, to the extent that, (a) in Landlord's reasonable judgment, it would not be economically feasible to repair or restore such damage or destruction, or (b) in Landlord's reasonable judgment, the damage or destruction to the Building cannot be repaired or restored within three hundred sixty (360) days after such damage or destruction, either Landlord or Tenant may, at their option, terminate this Lease by giving notice of such termination to the other party within sixty (60) days after such damage or destruction.


         SECTION 13.03. PARTIAL DAMAGE.

         In the event of partial destruction or damage to the Building or the Premises which is not subject to SECTION 13.01 OR 13.02, but which renders the Premises partially, but not wholly untenantable, Rent shall abate from the date of damage or destruction as to the portion of the Premises which, in Landlord's reasonable opinion, cannot be used or occupied by Tenant as a result of such casualty. Landlord shall in such event, within a reasonable time after the date of such destruction or damage, subject to Tenant Delay and to the extent and availability of insurance proceeds, restore the Premises to as near the same condition as existed prior to such partial damage or destruction, provided that Tenant pays to Landlord Tenant's insurance proceeds as required in SECTION 13.05 of the General Lease Provisions. In no event shall Rent abate or shall any termination occur if damage to or destruction of the Premises is the result of either (i) a default by Tenant or (ii) the negligence or willful act of Tenant, or Tenant's agents, employees, representatives, contractors, successors or assigns, licensees or invitees.


         SECTION 13.04. DAMAGE DURING LAST YEAR OF TERM.

         If the Building or the Premises or any portion thereof is destroyed by fire or other causes at any time during the last year of the Term, then either Landlord or Tenant shall have the right, at the option of either party, to terminate this Lease by giving written notice to the other within sixty (60) days after the date of such destruction.


         SECTION 13.05. NO LANDLORD LIABILITY.

         Landlord shall have no liability to Tenant for inconvenience, loss of business, or annoyance arising from any repair of any portion of the Premises or the Building. If Landlord is required by this Lease or by any lender or lessor of Landlord to repair or if Landlord undertakes to repair, Tenant shall pay to Landlord that amount of Tenant's insurance proceeds which insures such damage as a contribution towards such repair, and Landlord shall use reasonable efforts to have such repairs made promptly and in a manner which will not unnecessarily interfere with Tenant's occupancy.


         SECTION 13.06. APPORTIONMENT OF RENT.

         In the event of termination of this Lease pursuant to this PART 13, then all Rent shall be apportioned and paid to the date on which possession is relinquished or the date of such damage, whichever last occurs, and Tenant shall immediately vacate the Premises according to such notice of termination; provided, however, that those provisions of this Lease which are designated to cover matters of termination and the period thereafter shall survive the termination hereof.


                             PART 14 - CONDEMNATION

         SECTION 14.01. ENTIRE BUILDING.

         In the event that the whole or substantially the whole of the Building and/or the Premises are taken or condemned for any public purposes, this Lease and the leasehold estate created hereby shall cease and terminate as of the date of such taking.


         SECTION 14.02. PORTION OF BUILDING.

         In the event that any portion of the Building shall be taken or condemned for any public purpose (whether or not such taking includes any portion of the Premises), which taking, in Landlord's sole judgment, shall interfere materially with Landlord's use and operation of the Building or is such that Landlord determines that the Building cannot be restored to usefulness in an economically feasible manner, then Landlord shall have the option to terminate this Lease, effective as of the date specified by Landlord in its notice of termination.

         SECTION 14.03. PORTION OF PREMISES.

         In the event that a portion, but less than substantially the whole, of the Premises should be taken or condemned for any public purpose, then this Lease shall be terminated as of the date of such taking as to the portion of the Premises so taken, and, unless Landlord exercises its option to terminate this Lease pursuant to SECTION 14.02 above, this Lease shall remain in full force and effect as to the remainder of the Premises. In such event, the Rent will be diminished by an amount representing the part of such amounts properly applicable to the portion of the Premises so taken. Further, in such event Tenant's Proportionate Share shall be recomputed based upon the remaining Rentable Area in the Premises and in the Building.


         SECTION 14.04. TERMINATION OF LEASE.

         In the event of the termination or partial termination of this Lease pursuant to the provisions of this Part 14, this Lease and the Term and the estate hereby granted shall expire as of the date of such termination in the same manner and with the same effect as if that were the date set for the normal expiration of the Term of this Lease, and the Rent shall be apportioned as of such date.


         SECTION 14.05. LANDLORD'S RIGHT TO AWARD.

         All awards, damages, and other compensation paid by the condemning authority on account of such taking or condemnation (or sale under threat of such a taking) shall belong to Landlord, and Tenant hereby assigns to Landlord all rights to such awards, damages and compensation. Tenant agrees not to make any claim against Landlord or the condemning authority for any portion of such award or compensation attributable to damages to the Premises, the value of the unexpired term of this Lease, the loss of profits or goodwill, leasehold improvements, or severance damages. Nothing contained herein, however, shall prevent Tenant from pursuing a separate claim against the condemning authority for the value of Non-Building Standard Leasehold Improvements paid entirely by the Tenant, furnishings, equipment, and trade fixtures installed in the Premises at Tenant's expense and for relocation expenses, provided that such claim does not in any way diminish the award or compensation payable to or recoverable by Landlord in connection with such taking or condemnation.

                       PART 15 - ASSIGNMENT AND SUBLETTING

         SECTION 15.01. RIGHTS OF TENANT.

         (a) Tenant may not sell, assign, transfer, or hypothecate this Lease or any interest herein (either voluntarily or by operation of law, and including, if Tenant is a corporation, partnership or limited liability company, the sale or transfer of a controlling interest in Tenant), or sublet the Premises or any part thereof without the prior written consent of Landlord. If Tenant should desire to assign this Lease or sublet the Premises (or any part thereof) and provided that Tenant is not then in default hereunder, Tenant shall give Landlord written notice at least thirty (30) days in advance of the date on which Tenant desires to make such assignment or sublease. Landlord shall then have a period of fifteen (15) days following receipt of such notice within which to notify Tenant in writing that Landlord elects:

                  (1) if Tenant desires to assign or sublease certain space for the remainder of the Term, to terminate this Lease as to the space so affected as of the date specified by Tenant in its notice, in which event Tenant, subject to the provisions of this Lease which expressly survive the termination hereof, shall be relieved of all further obligations hereunder as to such space; or

                  (2) to permit Tenant to assign or sublet such space, subject, however, to the subsequent written approval by Landlord of the instrument of assignment or sublease as to form and substance and of the proposed assignee or subtenant; or

                  (3) to refuse, in Landlord's sole discretion, to consent to Tenant's assignment or subleasing of such space and to continue this Lease in full force and effect as to the entire Premises. If Landlord should fail to notify Tenant in writing of such election within such fifteen (15) day period, Landlord shall be deemed to have elected option (2) above.

         (b) Except as may be otherwise expressly set forth to the contrary, no assignment or subletting by Tenant shall relieve Tenant of Tenant's obligations under this Lease. Any attempted assignment or sublease by Tenant in violation of the terms and provisions of this SECTION 15.01 shall be void. Any consent by Landlord (or deemed consent) to any assignment, subletting, hypothecation or other transfer shall not constitute a waiver of the necessity for obtaining Landlord's consent to any subsequent assignment, subletting, hypothecation or other transfer

         (c) For the purposes of this SECTION 15.01, the following shall be deemed an assignment of this Lease.

                  (1) If Tenant is a corporation, the stock of which is not listed on a "national securities exchange" (as defined in the Securities Act of 1934), then the sale, issuance or transfer (whether cumulatively or in a single transaction), of stock by Tenant or the shareholders of record, as of the date hereof, the result of which either changes or makes possible the change in the voting control of Tenant; and

                  (2) If Tenant is a joint venture, partnership, limited liability company or other association (collectively referred to as the "PARTNERSHIP"), the sale, issuance or transfer (whether cumulatively or in a single transaction) of ownership of the entity the result of which changes the management of the entity or the voting control of the entity.

         (d) Landlord's consent to an assignment or sublease shall not be unreasonably withheld, conditioned or delayed, provided all of the following conditions have been satisfied:

                  (1) if a sublease, the sublease must have provisions which satisfy subparagraph (e) hereof;

                  (2) the entity, organization, or individual to which such space is proposed to be sublet is of a type similar to the existing tenants in Fair Lakes, is not of a type that would be an undesirable tenant in a first-class office complex in Fair Lakes, or is of a type that because of its controversial or unsavory nature, might bring undue notoriety or disruption to the Building;

                  (3) if an assignment, the entity to which Tenant desires to assign has financial credit that is equal to or greater than that of Tenant on the Effective Date in Landlord's sole discretion;

                  (4) the entity to which Tenant desires to sublease is not then a tenant in the Building and is not then in negotiations with Landlord for the lease of space in the Building; and

                  (5) the assignment or sublease will not violate any exclusive or restriction in any other lease of space in Fair Lakes by Landlord or its Affiliates (as defined in SECTION 15.04).

         (e) A sublease of portions of the Premises, must include (or shall be deemed to include) provisions stating that it is subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and that in the event of the termination of this Lease, or the re-entry or dispossession of Tenant by Landlord under this Lease, Landlord, at its option, may either terminate the sublease, in which case the subtenant shall peacefully vacate the premises sublet, or, require the subtenant to attorn to Landlord as its sublessor pursuant to the then applicable terms of such sublease for the remaining term thereof, except that Landlord shall not be (i) liable for any previous act or omission of Tenant as sublessor under such sublease, (ii) subject to any offset which theretofore accrued to such subtenant against Tenant, or (iii) bound by any previous modification of such sublease not consented to in writing by Landlord or by a previous prepayment of rent more than one month in advance. A sublease also must provide that all Rent payments to be made by the subtenant must be made through Tenant and not directly by subtenant to Landlord.


         SECTION 15.02. EXCESS RENT.

         If the rent agreed upon between Tenant and its proposed subtenant under any proposed sublease of the Premises (or any part hereof) is greater than the Base Rent, that Tenant must pay Landlord hereunder for that portion of the Premises that is subject to such proposed sublease, then fifty percent (50%) of such excess rent (after deducting therefrom reasonable costs for brokerage commissions, construction expenses for tenant improvements and legal and advertising fees) shall be considered Additional Rent owed by Tenant to Landlord, and shall be paid by Tenant to Landlord in the same manner that Tenant pays rent under this Lease.


         SECTION 15.03. RIGHTS OF LANDLORD.

         Landlord may sell, transfer, assign, and convey, all or any part of the Building and/or the Land and any and all of its rights under this Lease, and in the event Landlord assigns its rights under this Lease and provides written notice of such assignment to Tenant, Landlord shall be released from any further obligations hereunder, and Tenant agrees to look solely to Landlord's successor in interest for performance of such obligations.


         SECTION 15.04. AFFILIATE TRANSFER.

         Notwithstanding the provisions of SECTION 15.01 hereof, Tenant shall have the right, without the prior written consent of Landlord, to assign its entire interest in this Lease to an Affiliate (hereinafter defined) so long as
(i) the Affiliate deliver to Landlord, concurrently with such assignment, a written notice of the assignment and an assumption agreement whereby the Affiliate assumes and agrees to perform, observe and abide by the terms, conditions, obligations and provisions of this Lease applicable to Tenant, (ii) the Affiliate has financial credit that is equal to or greater than that of Tenant on the Effective Date, and (iii) the entity remains an Affiliate. Further, Tenant shall also have the right, without the prior written consent to Landlord, to sublet all or any portion of the Premises to an Affiliate so long as (i) such sublease satisfies the requirements of this Section, (ii) the Affiliate has financial credit that is equal to or greater than that of Tenant on the Effective Date, and (iii) the entity remains an Affiliate. No subletting or assignment by Tenant made pursuant to this Section shall relieve Tenant of Tenant's obligations under this Lease. As used herein, the term Affiliate shall mean and collectively refer to (i) a corporation, individual or other entity which owns and controls all of the voting stock of Tenant (if it is a corporation) or controls the day-to-day decision making of Tenant (the

"Parent"), or (ii) a corporation in which either the Tenant or its Parent owns and controls all of the voting stock of the corporation and is able to elect (by ownership of stock or proxy) the board of directors and the officers of the corporation, or (iii) an Affiliate of the Parent, and/or (iv) a successor or surviving corporation in the event of a merger, takeover or other form of corporate acquisition of the Tenant. A transfer permitted under this Section will be excluded from the provisions of SECTION 15.02 hereof.


                            PART 16 - INDEMNIFICATION

         Tenant waives all claims against Landlord for damage to any property or injury to, or death of, any person, in, upon, or about the Building or the Premises, arising at any time and from any cause except to the extent such damage is caused by reason of the negligence or willful misconduct of Landlord, its agents, employees, representatives, or contractors, and Tenant shall indemnify Landlord and shall hold Landlord harmless from any damage to any property or injury to, or death of, any person arising from the use of the Building or the Premises by Tenant or its agents, employees, representatives, contractors, or invitees, except to the extent such damage, injury or death is caused by the negligence or willful misconduct of Landlord, its agents, employees, representatives, or contractors. Tenant's foregoing indemnity obligation shall include reasonable attorney's fees and all other costs and expenses reasonably incurred by Landlord from the first notice that any claim or demand has been made or may be made.

         The provisions of this PART 16 shall survive the termination of this Lease for any reason with respect to any damage, injury, or death occurring before such termination.

         If Landlord is made a party to any litigation commenced by or against Tenant or relating to this Lease or to the Premises, and provided that in any such litigation Landlord is not finally adjudicated to be at fault, then Tenant shall pay all costs and expenses to the extent such costs and expenses are not attributable to Landlord's fault, including reasonable attorneys' fees and court costs, incurred by or imposed upon Landlord because of any such litigation, and the amount of such costs and expenses, including reasonable attorneys' fees and court costs, shall be a demand obligation owing by Tenant to Landlord and shall constitute Additional Rent.


                       PART 17 - SURRENDER OF THE PREMISES

         SECTION 17.01. CONDITION OF PREMISES.

         Upon expiration of the Term or other termination of this Lease for any cause whatsoever, Tenant shall peacefully vacate the Premises in as good order and condition as the same were at the beginning of the Term or may thereafter have been improved by

Landlord or Tenant, except for reasonable use and wear thereof and damage to the Premises by fire or other casualty or condemnation.


         SECTION 17.02. TENANT HOLDOVER.

         In the event that Tenant shall not immediately surrender the Premises on the Expiration Date of the Term, Tenant, at the option of Landlord, shall become a month-to-month Tenant at one hundred fifty percent (150%) of the Rent in effect during the last month of the Term and subject to all of the terms, conditions, covenants and agreements of this Lease; provided, however, that if Landlord has executed a lease for space in the Building, then Tenant shall be obligated to pay Landlord twice the Rent in effect during the last month of the Term. Tenant shall give to Landlord at least thirty (30) days' written notice of any intention to quit the Premises, and Tenant shall be entitled to thirty (30) days' written notice to quit the Premises, unless Tenant is in Default hereunder, in which event Tenant shall not be entitled to any notice to quit, the usual thirty (30) days' written notice to quit being hereby expressly waived. Notwithstanding the foregoing provisions of this Section, in the event that Tenant shall hold over after the expiration of the Term, then at any time prior to Landlord's acceptance of Rent from Tenant as a monthly Tenant hereunder, Landlord, at its option, may forthwith re-enter and take possession of the Premises without process, or by any legal process in force in the Commonwealth of Virginia. Tenant shall be liable to Landlord for all damage which Landlord suffers because of any holding over by Tenant, and Tenant shall indemnify Landlord against all claims made against Landlord resulting from Landlord's delay in delivering possession of the Premises to any other tenant or prospective tenant.


                         PART 18 - ESTOPPEL CERTIFICATES

         Tenant shall execute and return within ten (10) calendar days any certificate or agreement that Landlord may request in writing from time to time, stating that this Lease is unmodified and in full force and effect, or in full force and effect as modified, and stating the modification. The certificate also shall state (i) that all work has been completed, and the work and the Premises are accepted as satisfactory except for items listed on a punch list, if any, attached to such certificate; (ii) the amount of Base Rent and Additional Rent and the dates on which Rent commenced to accrue and to which the Rent has been paid in advance, and the amount of any security deposit or prepaid Rent; (iii) that Tenant is paying Rent on a current basis; (iv) that Tenant is in full and complete possession of the Premises and doing business; (v) that there is no present default on the part of Landlord, or attach a memorandum stating any such instance of default; (vi) that Tenant has not advanced any amounts to or on behalf of Landlord which have not been reimbursed; (vii) that Tenant has no rights to setoff and no defense or counterclaim against enforcement of its obligations under the Lease, including the payment of Rent; (viii) that Tenant understands that this Lease has been collaterally assigned to Landlord's mortgagee as security for a loan to

Landlord and that Rent may not be prepaid other than as may be provided for in this Lease nor may this Lease be amended, modified, or waived so as to have a material impact on the financial obligations of either Tenant or Landlord without such mortgagee's prior written approval; (ix) that there are no actions, whether voluntary or otherwise, pending against Tenant under the bankruptcy laws of the United States or any state thereof; (x) that Tenant has no other notice of any sale, transfer or assignment of this Lease or of the Rent; and (xi) any other fact pertaining to Tenant's interest in this Lease which Landlord, or Landlord's mortgagee, may request. Failure to deliver the certificate within ten
(10) calendar days shall be conclusive upon Tenant for the benefit of Landlord and any successor to Landlord that this Lease is in full force and effect and has not been modified except as may be represented by the party requesting the certificate. Any such certificate may be relied upon by any prospective purchaser, any ground lessor, or any beneficiary under the deed of trust on the Building, the underlying land, or any part thereof.


                     PART 19 - SUBORDINATION AND ATTORNMENT

         SECTION 19.01. EXISTING FINANCINGS.

         This Lease is subject and subordinate to any deeds of trust or other security instruments which, as of the date of this Lease, cover the Building, the underlying land, or any interest of Landlord therein, and to any advances made on the security thereof, and to any increases, renewals, modifications, consolidations, and extensions of any of such deeds of trust or security instruments (the "EXISTING INDEBTEDNESS"). Landlord agrees to provide notice to Tenant of such deeds of trust or other security instruments covering the Building. This provision is declared by Landlord and Tenant to be self-operative and no further instrument shall be required to effect such subordination of this Lease. Upon demand, however, Tenant shall execute, acknowledge, and deliver to Landlord any further instruments and certificates evidencing such subordination as Landlord, or the holder of the Existing Indebtedness may reasonably require.

         SECTION 19.02. FUTURE FINANCINGS.

         During the Term of this Lease, Landlord reserves the right to encumber its interest in this Lease, the Building and/or the underlying land, by new or additional deeds of trust or other security instruments and to refinance the Existing Indebtedness (the "NEW FINANCING"). Tenant agrees to subordinate this Lease to any New Financing so long as the holder of the New Financing executes and delivers to Tenant a Subordination, Non-Disturbance and Attornment Agreement which provides that, in the event of a foreclosure or a transfer in lieu thereof, Tenant will not be disturbed in its possession and this Lease shall, notwithstanding the foreclosure or transfer in lieu thereof, continue in full force and effect upon and subject to all terms, covenants, conditions, and obligations of this Lease so long as (i) no Default has occurred on the part of Tenant under this Lease and (ii) Tenant attorns to the purchaser or transferee as landlord under this Lease.

         SECTION 19.03. ATTORNMENT.

         Provided the holder of the Existing Indebtedness and New Financing has delivered to Tenant a Subordination, Non-Disturbance and Attornment Agreement which satisfies the provisions of Section 19.02 hereof, Tenant shall attorn to the purchaser upon a sale or to the grantee under any deed in lieu of foreclosure and shall recognize such purchaser or grantee as Landlord under this Lease without any change in the terms or other provisions of this Lease. In such agreement, Tenant will waive the right, if any, to elect to terminate this Lease or to surrender possession of the Premises in the event of foreclosure of and deed of trust or security instrument (or any transfer in lieu thereof).


                            PART 20 - QUIET ENJOYMENT

         Provided Tenant performs all of Tenant's obligations under this Lease, including the payment of Rent, Tenant shall, during the Term, peaceably and quietly enjoy the Premises without disturbance from Landlord or any other persons acting by, through, or under Landlord; subject, however, to (i) the terms of this Lease; (ii) the deeds of trust, ordinances, restrictive covenants, leases, easements, and other agreements or encumbrances now or hereafter affecting the Building or the land on which the Building is situated; (iii) the right of Landlord to construct on its property any additional buildings or other improvements now or hereafter permitted by the governmental authorities having jurisdiction over Landlord's property; and (iv) the right of Landlord to relocate parking spaces for the Building, conduct renovations to the Building or make alterations to the Building so long as Landlord's exercise of these rights does not substantially interfere with Tenant's use of the Premises. This covenant and all other covenants of Landlord in this Lease shall be binding upon Landlord and its successors only with respect to breaches occurring during its and their respective ownership of Landlord's interest hereunder.


              PART 21 - SIGNS; FURNISHINGS; COMMUNICATION EQUIPMENT

         SECTION 21.01. SIGNS AND ADVERTISEMENTS.

         No sign, advertisement, or notice referring to Tenant shall be inscribed, painted, affixed, or otherwise displayed on any part of the exterior or the interior of the Building, except those installed by Landlord on the directories and the entrance door to the Premises and such other areas, if any, as Landlord may determine. As long as Tenant leases all of the Rentable Area in the Building and occupies for normal business purposes at least fifty percent (50%) of the Rentable Area in the Building (with such other Rentable Area being occupied for normal business purposes by Tenant's permitted assignees or sublessees), then Tenant shall have the exclusive right, at its sole cost and expense, to (i) install a sign on the top level exterior of the Building and
(ii) install a monument sign at the main drive or parking entrance to the Building bearing Tenant's then current corporate logo as it uses in its business (collectively, the "SIGNS"). The Signs shall conform to all applicable zoning and governmental ordinances and the Fair Lakes signage standards and shall be subject to the reasonable approval of Landlord and the Fair Lakes League as to location, size and design. Tenant shall be obligated, at its sole cost and expense, to install, maintain, repair and remove the Signs. If Tenant exhibits or installs any sign, advertisement or notice except the Signs, Landlord shall have the right to remove the same at Tenant's expense. Landlord shall have the right to prohibit any advertisement of or by Tenant which in its opinion tends to impair the reputation of the Building or its desirability as a high-quality office building and, upon written notice from Landlord, Tenant shall immediately refrain from and discontinue any such advertisement. Except as otherwise set forth above, Landlord reserves the right to affix, install, and display signs, advertisements, and notices on any part of the exterior or interior of the Building.


         SECTION 21.02. FURNISHINGS.

         Landlord shall have the right to prescribe the weight and position of safes and other heavy equipment and fixtures, which, if considered necessary by Landlord, shall be installed in such manner as Landlord directs in order to distribute their weight adequately. In no event shall Tenant place on any part of the floor of the Premises a load exceeding the floor load per square foot which such floor was designed to carry and which is allowed by law. Any and all damage or injury to the Premises or the Building caused by moving such heavy equipment or fixtures or the same being in or upon the Premises, shall be repaired by and at the sole cost of Tenant. All furniture, equipment, and other bulky matter of any description shall be delivered to the Premises only through the designated service entrance of the Building and the designated service elevator during normal business hours or as otherwise directed or scheduled by Landlord. All moving of furniture, equipment, and other materials shall be under the supervision of Landlord, who shall not, however, be responsible for any damage to or charges for moving the same. Tenant agrees to remove promptly from the sidewalks adjacent to the Building any of Tenant's furniture, equipment, or other material there delivered or deposited.


         SECTION 21.03. COMMUNICATIONS EQUIPMENT.

         Tenant shall have the right, subject to provisions of this SECTION
21.03 and the License Agreement to be executed by Tenant, to install, operate and maintain, at Tenant's sole cost and expense, land lines between the Building and the Fair Lakes IV or Fair Lakes V buildings (so long as Tenant is leasing space in such buildings) antennas and other support structures reasonably required for the conduct of Tenant's day-to-day business ("COMMUNICATIONS EQUIPMENT"). The Communications Equipment shall be limited to receive-only antennas and land lines necessary for the conduct of Tenant's normal business activities and shall not be used for the purpose of transmitting for commerce or reselling antenna transmissions services or other services for a profit. Prior to the installation of any

Communications Equipment, Tenant shall execute the License Agreement which shall include, among other things, requirements that (i) the plans and specifications for the proposed Communications Equipment conform with all laws and applicable regulations and are subject to Landlord's prior approval, and (ii) such Communications Equipment shall not interfere with other satellite or communications equipment previously installed in Fair Lakes or typically used for general office uses. Tenant shall pay to Landlord a monthly fee (the "LICENSE FEE") equal to (i) $300.00 per pole-type antenna or satellite dish with a diameter smaller than thirty-six inches (36") and (ii) $500.00 per pole-type antenna or satellite dish with a diameter equal or greater than thirty-six inches (36"). The License Fee amount shall increase by three percent (3%) per year commencing on the first (1st) anniversary of the Commencement Date and on each anniversary thereafter.


                         PART 22 - DEFAULTS AND REMEDIES

         SECTION 22.01. EVENTS OF DEFAULT.

         The occurrence of any one or more of the following events shall constitute a Default or an Event of Default under this Lease: (a) if Tenant fails to pay any Base Rent hereunder as and when such Rent becomes due and such failure shall continue for more than five (5) days after Landlord gives Tenant written notice of past due Rent; (b) if Tenant fails to pay Rent on time more than three (3) times in any period of twelve (12) months, notwithstanding that such payments have been made within the applicable cure period; (c) if the Premises become vacant, deserted, or abandoned for more than ninety (90) consecutive days or if Tenant fails to take possession of the Premises and commence business operations therein on the Commencement Date or promptly thereafter; (d) if Tenant permits to be done anything which creates a lien upon the Premises and fails to discharge, or bond such lien or post such security with Landlord as is required by Part 10; (e) if Tenant violates the provisions of PART 15 by attempting to make an unpermitted assignment or sublease; (f) if Tenant fails to maintain in force all policies of insurance required by this Lease and any such failure shall continue for more than ten (10) days after Landlord gives Tenant notice of such failure; (g) if any petition is filed by or against Tenant under any present or future section or chapter of the Bankruptcy Code, or under any similar law or statute of the United States or any state thereof (which, in the case of an involuntary proceeding, is not permanently discharged, dismissed, stayed, or vacated, as the case may be, within sixty (60) days of commencement), or if any order for relief shall be entered against Tenant in any such proceedings; (h) if Tenant becomes insolvent or makes a transfer in fraud of creditors or makes an assignment for the benefit of creditors; (i) if a receiver, custodian, or trustee is appointed for the Premises or for all or substantially all of the assets of Tenant, which appointment is not vacated within sixty (60) days following the date of such appointment; (j) if Tenant fails to perform or observe any other term of this Lease, including without limitation the payment of Additional Rent, and such failure shall continue for more than ten (10) days after Landlord gives Tenant written notice of such failure, or, if such failure cannot be corrected within such ten (10) day period, if Tenant does not commence to correct such default within said ten (10) day period and thereafter diligently prosecute the correction of same to completion within a reasonable time and in any event prior to the time failure to complete such correction could cause Landlord to be subject to prosecution for violation of any law, rule, ordinance or regulation or causes, or could cause a default under any deed of trust, mortgage, underlying lease, tenant lease or other agreement applicable to the Building or the land upon which it is situated; (k) if Tenant fails to perform any term (other than the payment of Rent) of this Lease more than three (3) times in any period of twelve (12) months, notwithstanding that Tenant has corrected any previous failures within the applicable cure period; or (l) Tenant is in Default under any lease for space in Fair Lakes IV or Fair Lakes V.


         SECTION 22.02. REMEDIES.

         Upon the occurrence of any Event of Default, Landlord shall have the right, at Landlord's option, to terminate this Lease. With or without terminating this Lease, Landlord may re-enter and take possession of the Premises and the provisions of this SECTION 22.02 shall operate as a notice to quit, any other notice to quit or of Landlord's intention to re-enter the Premises being hereby expressly waived. If necessary, Landlord may proceed to recover possession of the Premises under and by virtue of the laws of the Commonwealth of Virginia or by such other proceedings, including re-entry and possession, as may be applicable. If Landlord elects to terminate this Lease, everything contained in this Lease on the part of Landlord to be done and performed shall cease without prejudice; subject, however, to the right of Landlord to recover from Tenant all Rent and other sums accrued up to the time of termination or recovery of possession by Landlord, whichever is later. Whether or not this Lease is terminated by reason of Tenant's Default, Landlord may, but shall not be obligated to, relet the Premises for such rent and upon such terms as are not unreasonable under the circumstances and, if the entire Rent provided in this Lease plus the costs, expenses, and damages hereafter described shall not be realized by Landlord, Tenant shall be liable for all damages sustained by Landlord, including, without limitation, deficiencies in Base Rent, Adjusted Rent and Additional Rent, the value of any rent abatement, tenant allowance or other payments made to Tenant, attorney's fees and expenses reasonably incurred, brokerage fees, and the expense of placing the Premises in first-class rentable condition. Landlord shall in no way be responsible or liable for any failure to collect any rent due and/or accrued from such reletting, to the end and intent that Landlord may elect to hold Tenant liable for the Base Rent, Adjusted Rent, and Additional Rent, and any and all other items of cost and expense which Tenant shall have been obligated to pay throughout the remainder of the Term. Any damages or loss of rent sustained by Landlord may be recovered by Landlord, at Landlord's option, at the time of the reletting, or in separate actions, from time to time, as said damage shall have been made more easily ascertainable by successive relettings. The provisions contained in this SECTION 22.02 shall be in addition to, and shall not prevent the enforcement of, any claim Landlord may have against Tenant for anticipatory breach of this Lease.

         SECTION 22.03. REMEDIES CUMULATIVE.

         All rights and remedies of Landlord set forth herein are in addition to all other rights and remedies available to Landlord at law or in equity. All rights and remedies available to Landlord hereunder or at law or in equity are expressly declared to be cumulative. The exercise by Landlord of any such right or remedy shall not prevent the concurrent or subsequent exercise of any such right or remedy. No delay in the enforcement or exercise of any such right or remedy shall constitute a waiver of any Default by Tenant hereunder or of any of Landlord's rights or remedies in connection therewith. Landlord shall not be deemed to have waived any Default by Tenant hereunder unless such waiver is set forth in a written instrument signed by Landlord. If Landlord waives in writing any Default by Tenant, such waiver shall not be construed as a waiver of any covenant, condition, or agreement set forth in this Lease except as to the specific circumstances described in such written waiver.


         SECTION 22.04. NO ACCEPTANCE OR SURRENDER.

         No act or thing done by Landlord or its agents during the Term shall constitute an acceptance of an attempted surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless made in writing and signed by Landlord. No re-entry or taking possession of the Premises by Landlord shall constitute an election by Landlord to terminate this Lease, unless a written notice of such intention is given to Tenant. Notwithstanding any such reletting or re-entry or taking possession, Landlord may at any time thereafter terminate this Lease for a previous Default. Landlord's acceptance of Rent following an Event of Default hereunder shall not be construed as a waiver of such Event of Default. No waiver by Landlord of any breach of this Lease shall constitute a waiver of any other violation or breach of any of the terms hereof. Forbearance by Landlord to enforce one or more of the remedies herein provided upon a breach hereof shall not constitute a waiver of any other breach of this Lease.


         SECTION 22.05. CUSTOMS AND PRACTICES.

         No custom or practice which may develop between the parties in the administration of the terms of this Lease shall be construed to waive or lessen Landlord's right to insist upon strict performance of the terms of this Lease.


         SECTION 22.06. PAYMENT OF TENANT'S OBLIGATIONS BY LANDLORD.

         In the Event of Default, Landlord may, but shall not be required to, make such payment or do such act required to be performed by Tenant. If Tenant fails to act and Landlord makes such payment or does such act, all costs and expenses incurred by

Landlord, plus interest thereon at the Default Rate from the date paid by Landlord to the date of payment thereof by Tenant, shall be immediately paid by Tenant to Landlord. The taking of such action by Landlord shall not be considered as a cure of such Default by Tenant or to prevent Landlord from pursuing any remedy it is otherwise entitled to in connection with such Default.


         SECTION 22.07. DEFAULT BY LANDLORD.

         Tenant agrees to give written notice of any default by Landlord under this Lease to any lender of Landlord secured by the Premises upon request thereof by such lender and a reasonable time within which to cure such default prior to Tenant taking any action to remedy such default or cancel the Lease.


                           PART 23 - SECURITY DEPOSIT

         SECTION 23.01. APPLICATION OF SECURITY DEPOSIT.

         Within fifteen (15) days after the Contingency Expiration Date, Tenant shall deliver to Landlord the sum stipulated in the Basic Lease Information as a Security Deposit. Landlord shall be required to maintain such deposit in a separate account if such deposit is made in cash. The Security Deposit shall be security for the performance by Tenant of all of Tenant's obligations, covenants, conditions, and agreements under this Lease. Within thirty (30) days after the expiration of the Term, and provided Tenant has vacated the Premises and is not in Default hereunder, Landlord shall return the Security Deposit to Tenant, less such portion thereof as Landlord shall have appropriated to satisfy any Default by Tenant hereunder. In the event of any Default by Tenant hereunder, Landlord shall have the right, but shall not be obligated to use, apply or retain all or any portion of the Security Deposit for (i) the payment of any Base Rent, Additional Rent or any other sum as to which Tenant is in Default, (ii) the payment of any amount which Landlord may spend or become obligated to spend to repair physical damage to the Premises or the Building pursuant to PART 11 hereof, or (iii) the payment of any amount Landlord may spend or become obligated to spend or for compensation of Landlord for any losses incurred by reason of Tenant's Default, including, but not limited to, any damage or deficiency arising in connection with the reletting of the Premises. If any portion of the Security Deposit is so used or applied, within three (3) business days after written notice to Tenant of such use or application, Tenant shall deposit with Landlord an amount sufficient to restore the Security Deposit to its original amount, and Tenant's failure to do so shall constitute a Default under this Lease.

         SECTION 23.02. TRANSFER OF SECURITY DEPOSIT.

         In the event of the sale or transfer of Landlord's interest in the Building, Landlord shall transfer the Security Deposit to the purchaser or assignee, in which event Tenant shall look only to the new landlord for the return of the Security Deposit (subject to the provisions of this Lease), and Landlord shall thereupon be released from all liability to Tenant for the return of the Security Deposit.


         SECTION 23.03. LETTER OF CREDIT.

         Provided the conditions of this SECTION 23.03 have been satisfied, Tenant shall have the right to post a letter of credit as the Security Deposit. The letter of credit shall (i) be issued by a federally insured bank having an office in the Washington, D.C. metropolitan area which is reasonably acceptable to Landlord; (ii) be irrevocable; (iii) authorize the Landlord to draw by its sight draft accompanied by a certificate by Landlord (or its representative) that Landlord is entitled to draw upon the same pursuant to provisions of this Lease and (iv) by its terms shall not expire prior to the first year anniversary of the Commencement Date. At least thirty (30) days prior to the expiration of the Letter of Credit, Tenant shall deliver to Landlord one of the following (i) cash in an amount equal to the Security Deposit, (ii) an amendment to the letter of credit extending the expiry date for an additional year or (iii) a new letter of credit having an expiry date of at least one year from the date of expiration of the existing letter of credit. Should Tenant deliver either a new letter of credit or cash in lieu of the letter of credit, then, Landlord will return the letter of credit to Tenant. The failure of Tenant to deliver Landlord an extension of the letter of credit, a new letter of credit or cash in lieu of the letter of credit, at least thirty (30) days prior to the expiration of the date of the letter of credit Landlord is holding as a Security Deposit shall entitle Landlord to draw upon the letter of credit and hold such proceeds pursuant to the provisions of SECTION 23.01 hereof.


         SECTION 23.04. CHANGES TO SECURITY DEPOSIT.

         Provided that there has been no monetary Default or material non-monetary Default by Tenant under this Lease at the applicable time, Tenant shall have the right to reduce the Security Deposit by $200,000.00 on the commencement date of each of the third Lease Year, fourth Lease Year, fifth Lease Year and sixth Lease Year. However, in no event shall the Security Deposit be reduced below $400,000.00.

                         PART 24 - INTENTIONALLY OMITTED


                   PART 25 - ATTORNEYS FEES AND LEGAL EXPENSES

         In any action or proceeding brought by either party against the other under this Lease, the prevailing party shall be entitled to recover from the other party reasonable attorneys fees, and other reasonable legal expenses and court costs incurred by such party in such action or proceeding as the court may find to be reasonable.


                                PART 26 - NOTICES

         Any notice, demand, request, consent, approval or other communication which either party hereto is required or desires to give or make or communicate to the other shall be in writing and shall be given or made or communicated by United States registered or certified mail or by any overnight or express mail service which provide receipts to indicate delivery, addressed to the parties hereto at the respective addresses specified in the Basic Lease Information, or at such other address as they have subsequently specified by written notice.

         All notices shall be effective upon being deposited in the manner prescribed above, however, the time period in which a response to such notice must be given shall commence to run from the date of receipt by the addressee thereof as shown on the return receipt of the notice. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given, shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.


                             PART 27 - MISCELLANEOUS

         SECTION 27.01. NO PARTNERSHIP.

         Nothing contained in this Lease shall be construed as creating a partnership or joint venture of or between Landlord and Tenant, or to create any other relationship between the parties hereto other than that of Landlord and Tenant.


         SECTION 27.02. BROKERS.

         Landlord recognizes the Broker as the Broker under this Lease and shall pay the Broker a commission pursuant to a separate agreement between the Broker and Landlord, Landlord and Tenant each represent and warrant to the other that, except as provided above, neither of them has employed or dealt with any broker, agent or finder in carrying on the negotiations relating to this Lease. In the event of a breach by a party of their foregoing representation and warranty (the "DEFAULTING PARTY"), the Defaulting Party shall indemnify and hold the other party harmless from and against any claim or claims, damages or expenses (including any claims for brokerage or other commissions asserted by any broker, agent, or finder fees) which may arise as a result of such breach.


         SECTION 27.03. SEVERABILITY.

         Every agreement contained in this Lease is, and shall be construed as, a separate and independent agreement. If any term of this Lease or the application thereof to any person or circumstances shall be invalid and unenforceable, the remainder of this Lease, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected.


         SECTION 27.04. TRIAL BY JURY.

         Landlord and Tenant each hereby waive trial by jury in any action, proceeding or counterclaim brought by either of them against the other in connection with any matter arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant hereunder, Tenant's use or occupancy of the Premises, or any claim of injury or damage.


         SECTION 27.05. FORCE MAJEURE.

         Whenever a period of time is herein prescribed for action to be taken by Landlord, Landlord shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations, or restrictions, or any other cause of any kind whatsoever which is beyond the reasonable control of Landlord.


         SECTION 27.06. CAPTIONS.

         The article, part, and section headings contained in this Lease are for convenience only and shall not enlarge or limit the scope or meaning of the provisions hereof. Words of any gender used in this Lease shall include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

         SECTION 27.07. BENEFIT AND BURDEN.

         If there be more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several, and all agreements and covenants herein contained shall be binding upon the respective heirs, personal representatives, successors, and, to the extent permitted under this Lease, assigns of the parties hereto.


         SECTION 27.08. NO REPRESENTATIONS BY LANDLORD.

         Neither Landlord nor Landlord's agents or brokers have made any representations or promises with respect to the Premises or the Building except as herein expressly set forth and all reliance with respect to any representations or promises is based solely on those contained herein. No rights, easements, or licenses are acquired by Tenant under this Lease by implication or otherwise except as expressly set forth in this Lease.


         SECTION 27.09. ENTIRE AGREEMENT.

         This Lease sets forth entire agreement between the parties and cancels all prior negotiations, arrangements, brochures, agreements, and understandings, if any, between Landlord and Tenant regarding the subject matter of this Lease. No amendment or modification of this Lease shall be binding or valid unless expressed in a writing executed by both parties hereto.


         SECTION 27.10. NO OFFER.

         The submission of this Lease to Tenant shall not be construed as an offer, nor shall Tenant have any rights with respect thereto unless said lease is consented to by any lender and any lessor to Landlord, to the extent such consent is required, and Landlord executes a copy of this Lease and delivers the same to Tenant. Such consent shall be deemed to have been obtained if Landlord executes a copy of this Lease and delivers the same to Tenant.


         SECTION 27.11. AUTHORITY.

         If Tenant signs as a corporation, each of the persons executing this Lease on behalf of Tenant represents and warrants that Tenant is a duly organized and existing corporation, that Tenant has been and is qualified to do business in the Commonwealth of Virginia, that the corporation has full right and authority to enter into this Lease, and that all persons signing on behalf of the corporation were authorized to do so by appropriate corporate actions. If Tenant signs as a partnership, trust, or other legal entity, each of the persons executing this Lease on behalf of Tenant represents and warrants that Tenant has complied with all applicable laws, rules, and governmental regulations relative to its right to do business in the Commonwealth of Virginia, that such entity has the full right and authority to enter into this Lease, and that all persons signing on behalf of the Tenant were authorized to do so by any and all necessary or appropriate partnership, trust, or other actions.


         SECTION 27.12. CHANGES REQUESTED BY LENDER.

         If, in connection with obtaining financing for the Building, any lender shall request reasonable modifications in this Lease as a condition for such financing, Tenant will not unreasonably withhold, delay, or defer its consent thereto, provided such modifications do not increase the obligations of Tenant hereunder or materially adversely affect either the leasehold interest hereby created or Tenant's use and enjoyment of the Premises.


         SECTION 27.13. GOVERNING LAW AND CONSTRUCTION.

         This Lease shall be governed by and construed under the laws of the Commonwealth of Virginia. This Lease consists of three (3) parts, the Basic Lease, General Lease Provisions and Exhibits which are to be read together as a complete integrated document. Printed parts of this Lease shall be as binding on the parties hereto as other parts hereof. Parts of this Lease which are written or typewritten shall have no greater force or effect than and shall not control parts which are printed, but all parts shall be given equal effect. Tenant declares that Tenant has read and understands all parts of this Lease, including all printed parts thereof. Should any provision of this Lease require judicial interpretation, it is agreed that the court interpreting or considering same shall not apply the presumption that the terms hereof shall be more strictly construed against a party by reason of the rule or conclusion that a document should be construed more strictly against the party who itself or through its agents prepared the same, it being agreed that all parties hereto have participated in the preparation of this Lease and that each party had full opportunity to consult with legal counsel of its choice before the execution of this Lease.


         SECTION 27.14. LANDLORD'S LIABILITY.

         Anything contained in this Lease to the contrary notwithstanding, Tenant agrees that Tenant shall look solely to the estate and property of Landlord in the Building and the land upon which is situated for the collection of any judgment or other judicial process requiring the payment of money by Landlord for any default or breach by Landlord under this Lease, subject, however, to the prior rights of any mortgagee or lessor of the Building and land upon which the Building is situated. No other assets of Landlord or any partners, shareholders, or other principals of Landlord shall be subject to levy, execution or other judicial process for the satisfaction of Tenant's claim.

         SECTION 27.15. USE OF NAME OF BUILDING.

         Tenant shall not, without prior written consent of Landlord, use the name of the Building for any purpose other than as the address of the business to be conducted by Tenant on the Premises, and Tenant shall not do or permit the doing of anything in connection with Tenant's business or advertising which in the reasonable judgment of Landlord may reflect unfavorably on Landlord or the Building or confuse or mislead the public as to any apparent connection or relationship between Tenant and Landlord, the Building or the land upon which it is situated.


         SECTION 27.16. CHANGES BY LANDLORD.

         Landlord shall have the unrestricted right to make changes to all portions of Fair Lakes (of which the Building and land upon which it is situated are a part) in Landlord's reasonable discretion for the purpose of improving access of or security to Fair Lakes or the flow of pedestrian vehicular traffic therein. Landlord shall be entitled to change the name or address of the Building or Fair Lakes. Landlord shall have the right to close, from time to time, the common areas of the land upon which the Building is situated, Fair Lakes and other portions of Fair Lakes for such temporary periods as Landlord deems legally sufficient to evidence Landlord's ownership and control thereof and to prevent any claim of adverse possession by, or any implied or actual dedication to the public or any party other than Landlord.


         SECTION 27.17. TIME OF ESSENCE.

         Time is of the essence in this Lease.

                              EXHIBIT "D" TO LEASE

                                     BETWEEN

                           BUILDING VI ASSOCIATES L.C.
                                  ("LANDLORD")

                                       and

                               PEC SOLUTIONS, INC.
                                   ("TENANT")


                              RULES AND REGULATIONS


         This EXHIBIT "D" is attached to and made a part of that Office Lease Agreement dated _____________________, 19___ (the "LEASE"), between BUILDING VI ASSOCIATES L.C.. ("LANDLORD"), and PEC SOLUTIONS, INC., ("TENANT"). Unless the context otherwise requires the terms used in this Exhibit that are defined in the Lease shall have the same meanings as provided in the Lease.

         The following rules and regulations have been formulated for the safety and well-being of all tenants of the Building and to ensure compliance with governmental and other requirements. Any continuing violation of these rules and regulations by Tenant shall constitute a Default by Tenant under the Lease.

         Landlord may, upon request of any Tenant, waive compliance by such Tenant with any of the following rules and regulations, provided (i) no waiver shall be effective unless signed by Landlord; (ii) any such waiver shall not relieve such Tenant from the obligation to comply with such rule or regulation in the future unless otherwise agreed to by Landlord; (iii) no waiver granted to any Tenant shall relieve any other tenant from the obligation of complying with these rules and regulations, unless such other tenant has received a similar written waiver from Landlord; and (iv) any such waiver by Landlord shall not relieve Tenant from any liability to Landlord for any loss or damage occasioned as a result of Tenant's failure to comply with any rule or regulation.

         1. Sidewalks, plaza areas, entrances, courts, elevators, stairways, corridors and all other public areas of the Building shall not be obstructed or encumbered by any tenant or used for any purpose other than ingress and egress to and from the premises of such tenant.

         2. No awnings or other projections shall be attached to the outside wall or windows of the Building. No curtains, blinds, shades, or screens (other than those furnished by Landlord as Building Standard) shall be attached to or hung in, or used in connection with, any window or door of the premises of any tenant.

         3. No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the corridor, or other public areas of the Building.

         4. Plumbing fixtures and appliances shall be used only for the purposes for which they were constructed, and no sweepings, rubbish, rags, or other substances (including, without limitation, coffee grounds) shall be thrown therein. The cost of repairing any stoppage or damage resulting from misuse of such fixtures by a tenant or such tenant's servants, employees, agents, visitors, or licensees, shall be paid by such tenant.

         5. No tenant shall bring or keep, or permit to be brought or kept, any inflammable, combustible, or explosive fluid, materials, chemical, or substance in or about its premises.

         6. No tenant shall mark, paint, drill into, or in any way deface, any part of the Building or its premises except for decorative purposes. No boring, cutting, or stringing of wires shall be permitted.

         7. No cooking shall be done or permitted in the Building by any tenant, except for that which is consistent with an employee kitchen within the premises. No tenant shall cause or permit any unusual or objectionable odors to emanate from its premises.

         8. Neither the whole nor any part of the premises of any tenant shall be used for manufacturing, for the storage of merchandise, or for the sale or exchange of merchandise, goods, or property of any kind.

         9. Tenants shall not construct, maintain, use, or operate within their respective premises any electrical device, wiring, or apparatus in connection with a loud-speaker system or other sound system, except as reasonably required as part of a communication system approved prior to the installation thereof by Landlord. No such loud-speaker system shall be constructed, maintained, used or operated outside of the premises.

         10. No tenant shall make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with other tenants or occupants of the Building or neighboring buildings whether by the use of any musical instrument, radio, television, or other audio device, whistling, singing, or in any other way. Nothing shall be thrown out of any doors, windows, or any passageways.

         11. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by and tenant, nor shall any changes be made in any existing locks or the locking mechanisms therein, without Landlord's approval. The doors leading to the corridors or main halls shall be kept closed during business hours except as they may be used for ingress or egress. Each tenant shall, upon the termination of its tenancy, restore to Landlord all keys of offices and storage and toilet rooms either furnished to, or otherwise procured by, such tenant. In the event of the loss of any keys so furnished, such tenant shall pay to Landlord the replacement cost thereof.

         12. The normal hours of operation of the Building shall be 7:00 a.m. to 6 p.m. Monday through Friday, and 8 a.m. to 1 p.m. on Saturdays, customary legal holidays excluded.

         13. No tenant shall use or occupy or permit any portion of its premises to be used or occupied as an employment bureau or for the storage, manufacture, or sale of liquor, narcotics, or drugs. No tenant shall engage or pay any employees in the Building, except those actually working for such tenant in the Building, nor advertise for laborers giving an address at the Building.

         14. Landlord reserves the right to exclude from the Building at all times any person who is not known or does not properly identify himself to the Building management or watchman on duty, Landlord may at its option, require all persons admitted to or leaving the Building between the hours of 6 p.m. and 7:30 a.m., Monday through Friday, and at any hour on Saturdays, Sundays, and legal holidays, to register. Each Tenant shall be responsible for all persons for whom it authorizes entry into the Building, and shall be liable to Landlord for all acts or omissions of such persons.

         15. Each tenant, before closing and leaving its premises at any time, shall lock all entrance doors and turn off all lights and electrical appliances.

         16. No premises shall be used, or permitted to be used, for lodging or sleeping or for any immoral or illegal purpose.

         17. Landlord's employees shall not perform, and shall not be requested by any tenant to perform, any work outside of their regular duties, unless under specific instructions from the office of Landlord. The requirements of tenants will be attended to only upon application to Landlord, and any such special requirements shall be billed to tenants (and paid when the next installment of rent is due) in accordance with the schedule of charges maintained by Landlord from time to time or at such charge as is agreed upon in advance by Landlord and such tenant.

         18. Canvassing, soliciting, and peddling in the Building are prohibited, and each tenant shall cooperate in seeking their prevention.

         19. Except for seeing-eye dogs and any other animals allowed for assistance under the ADA and applicable state and federal laws, no animals of any kind shall be brought into or kept about the Building by any tenant.

         20. No vending machines for commercial or public use shall be permitted to be placed or installed in any part of the Building by any Tenant. Tenant may have vending machines in kitchen or other non-public areas of the Premises so long as (i) such machines are not available for use by the general public; (ii) Landlord has approved such machines and (iii) the machines are not visible to the exterior of the Premises or the Building. Landlord reserves the right to place or install vending machines in any of the public areas of the Building.

         21. No plumbing or electrical fixtures shall be installed by any Tenant without the written consent of Landlord.

         22. Bicycles, motorcycles, or any other type of vehicle shall not be brought into the lobby or elevators of the Building or into the premises of any tenant.

         23. Landlord has the right to evacuate the Building in event of emergency or catastrophe.

         24. Landlord shall have the right, exercisable without notice and without liability to any tenant, to change the name and street address of the Building.

         25. Landlord reserves the right to rescind any of these Rules and Regulations and make such other and further rules and regulations as in the judgment of Landlord shall from time to time be needed for the safety, protection, care, and cleanliness of the Building, the operation thereof, the preservation of good order therein, and the protection and comfort of its tenants, their agents, employees, and invitees, which Rules and Regulation when made and notice thereof given to a Tenant shall be binding upon him in like manner as if originally herein prescribed.